                            [Exhibit 10(i)]

                  AMENDED AND RESTATED LOAN AGREEMENT

                                between

                           NATIONSBANK, N.A.
      (successor by merger to The Boatmen's National Bank of St. Louis)

                              as "Lender"

                                  and

                              INTRAV, INC.

                             as "Borrower"












                       Effective October 30, 1998

                 AMENDED AND RESTATED LOAN AGREEMENT


     This is Amendment and Restated Loan Agreement (this "Agreement") is executed as of October 30, 1998, by and between INTRAV, INC, as Borrower, and NATIONSBANK, N.A., as Lender.

     The Boatmen's National Bank of St. Louis, to which Lender is successor by merger, and Borrower are parties to a Loan Agreement effective December 31, 1996, as amended by several subsequent amendments thereto (the "Original Loan Agreement") and now desire to amend and restate the Original Loan Agreement in its entirety.

          Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower and Lender hereby amend and restate the Original Loan Agreement to read in its entirety as follows:

     1.   Effective Date.  This Agreement shall be effective October
30, 1998.

     2.   Definitions and Rules of Construction.

     2.1. Listed Definitions. Capitalized terms defined in the Glossary and Index of Defined Terms attached hereto as Exhibit 2.1 shall have such defined meanings wherever used in this Agreement and the other Loan Documents.

     2.2. Other Definitions. If a capitalized term used in this Agreement is not defined in the Glossary and Index of Defined Terms, it shall have such meaning as defined elsewhere herein, or if not defined elsewhere herein, the meaning defined in the UCC.

     2.3. References to Covered Persons. The words Covered Person, a Covered Person, any Covered Person, each Covered Person and every Covered Person refer to Borrower and each of its Subsidiaries separately. The words Covered Persons refer to Borrower and its Subsidiaries collectively.

     2.4. Accounting Terms. Unless the context otherwise requires, accounting terms herein that are not defined herein shall be calculated under GAAP. All financial statements required hereunder and financial measurements contemplated hereunder respecting Borrower shall be presented and calculated for Borrower and all of its Subsidiaries, if any, unless otherwise expressly provided otherwise herein, on a consolidated basis in accordance with GAAP.

     2.5. Meaning of Satisfactory. Wherever herein a document or matter is required to be satisfactory to Lender, unless expressly stated otherwise such document must be satisfactory to Lender in both form and substance, and unless expressly stated otherwise, Lender shall have the absolute discretion to determine whether the document or matter is satisfactory.

     2.6. Computation of Time Periods. In the computation of periods of time from a specified date to a later specified date, the word from shall mean from and including and the words to and until shall each mean to but excluding. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed, and references in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified.

     2.7. General. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) including is not limiting; (v) or has the inclusive meaning represented by the phrase "and/or"; (vi) the words hereof, herein, hereby, hereunder and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement; (vii) the word Section or section and Page or page refer to a section or page, respectively, and the word Exhibit refers to an Exhibit to this Agreement unless it expressly refers to something else; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

3.   Lender's Commitments.

     3.1. Revolving Commitment.

          3.1.1.    Advances.  Subject to the limitations in Section
          3.1.2 and elsewhere herein, Lender commits to make available from the Effective Date to the Maturity Date, a revolving credit facility available as Advances made from time to time as provided herein. Subject to the limitations in Section
          3.1.2 and elsewhere herein, payments and prepayments that are applied to reduce the Revolving Loan may be reborrowed. The amount of the Revolving Commitment initially will be $30,000,000, but will reduce automatically to a lesser Dollar amount on certain dates as listed in the table below:

---------------------------------------------------------------------
Effective Date of Reduction    Reduction     New Revolving Commitment
---------------------------------------------------------------------
     December 31, 1999         $2,000,000          $28,000,000
---------------------------------------------------------------------
     December 31, 2000         $5,000,000          $23,000,000
---------------------------------------------------------------------
     December 31, 2001         $5,000,000          $18,000,000
---------------------------------------------------------------------
     December 31, 2002         $3,000,000          $15,000,000
---------------------------------------------------------------------

          Borrower may also reduce the amount of the Revolving Commitment in whole multiples of $1,000,000 at any time and from time to time, but only if (i) Borrower gives Lender written notice of Borrower's intention to make such reduction at least one Business Day prior to the effective date of the reduction, and (ii) Borrower makes on the effective date of the reduction any payment on the Revolving Loan required under Section 7.2 as a consequence of the reduction and any amount that may be due to Lender under
          Section 18.4. Any such reduction of the amount of the Revolving Commitment, whether scheduled or voluntary, shall be permanent.

          3.1.2. Limitation on Advances. No Advance will be made which would result in the Revolving Loan exceeding the Maximum Available Amount and no Advance will be made on or after the Maturity Date. Lender may, however, in its absolute discretion make such Advances, but shall not be deemed by doing so to have increased the Maximum Available Amount and shall not be obligated to make any such Advances thereafter. At any time that there is an Existing Default, the Revolving Commitment may be canceled as provided in
          Section 17.2. The "Maximum Available Amount" on any date shall be a Dollar amount equal to (i) the amount of the Revolving Commitment on such date, minus (ii) the Letter of Credit Exposure (except to the extent that such Advance will be used immediately to reimburse Lender for unreimbursed draws on a Letter of Credit). No Advance will be made which would result in the Revolving Loan exceeding $25,000,000 unless and until Lender has, or contemporaneously with the Advance will have, a first priority Security Interest in the vessel Oceanic Odyssey and all of her machinery and equipment and a valid and effective assignment of all income and proceeds thereof, subject to no other Security Interests except those that will be fully discharged by appropriate contemporaneous application of the proceeds of such Advance in a manner satisfactory to Lender. No Advance will be made which would cause the ratio of the Revolving Loan to the from time to time most recently appraised value of the Vessels in which Lender has a first priority Security Interest to exceed 2/3.

          3.1.3. Note. The obligation of Borrower to repay Lender's Revolving Loan shall be evidenced by a promissory note payable to the order of Lender in a maximum principal amount equal to the amount of the Revolving Commitment and otherwise satisfactory to Lender.

     3.2. Letter of Credit Commitment. Lender commits to issue standby letters of credit and commercial letters of credit for the account of Borrower or any Subsidiary of Borrower from time to time from the Effective Date to the Maturity Date, but only in connection with transactions satisfactory to Lender and only if the Letter of Credit Exposure for all Letters of Credit will not as a result of such issuance exceed $1,000,000. The expiration date of any Letter of Credit will be a Business Day that is not more than one year after its issuance date and is not later than the Maturity Date; provided, however, that the expiration date for a Letter of Credit may be later than the Maturity Date if Borrower provides cash collateral satisfactory to Lender as security for Borrower's obligation to reimburse Lender for all draws thereunder. Borrower unconditionally and irrevocably guaranties the reimbursement to Lender of, and will cause to be reimbursed to Lender, all amounts drawn on any Letter of Credit issued for the account of any Subsidiary of Borrower.

4.   Interest; Yield Protection.

     4.1. Multiple Tranches Permitted. The Revolving Loan may have multiple Tranches bearing differing interest rates as provided herein, but no LIBOR Tranche may be less than $150,000.

     4.2. Alternative Rates and Interest Periods. Each Tranche shall bear interest at either the Alternate Base Rate or the LIBOR Based Rate as designated by Borrower as provided herein. If Borrower designates a Tranche to be a LIBOR Tranche, Borrower shall also select an Interest Period for it. The Interest Period shall be either one, two, three, or six months. If a Tranche is a LIBOR Tranche, it shall bear interest at the LIBOR Based Rate throughout the applicable Interest Period designated by Borrower as provided herein. The "Alternate Base Rate" for any Tranche shall be the Prime Rate (which will fluctuate as provided in Section 4.6). The "LIBOR Based

     Rate" for any Tranche shall be the Adjusted LIBO Rate plus the applicable LIBOR Increment determined as provided in Section 4.3.

     4.3. LIBOR Increments. The applicable LIBOR Increment shall be determined initially as of the last day of the fiscal quarter of Borrower ended before the Effective Date, and thereafter as of the last day of each fiscal quarter of Borrower, in accordance with the following table and based upon the ratio of Borrower's Funded Debt to EBITDA as reflected in Borrower's Financial Statements for the twelve months then ended:

------------------------------------------------------------------------------------------
     If the ratio of Borrower's Funded Debt to EBITDA is:  The LIBOR Increment shall be:
------------------------------------------------------------------------------------------
     Equal to or greater than 2.00 but less than 3.00      2.00%
------------------------------------------------------------------------------------------
     Equal to or greater than 1.00 but less than 2.00      1.75%
------------------------------------------------------------------------------------------
     Less than 1.00                                        1.50%
------------------------------------------------------------------------------------------

     Any change in the LIBOR Increment shall become applicable on the first day following the day when Borrower delivers to Lender its Financial Statements for its fiscal quarter just ended as required in Section 14.12.2. If Borrower does not deliver any such quarterly Financial Statements to Lender within the period required by Section 14.12.2, the highest possible LIBOR Increment shall become applicable as of the last day of such period and shall remain applicable until Borrower delivers such Financial Statements to Lender.

     4.4. Conversion of Loan. Borrower may (i) at any time convert an Alternate Base Rate Tranche to a LIBOR Tranche, or (ii) at the end of any Interest Period of a LIBOR Tranche, continue such LIBOR Tranche as a LIBOR Tranche for an additional Interest Period or convert the Tranche to an Alternate Base Rate Tranche. To cause any conversion or continuation, Borrower shall give Lender, prior to 11:00 a.m., St. Louis time, on the date when the conversion or continuation is to be effective, or in the case of conversion to or continuation of a LIBOR Tranche, two (2) Business Days prior to the date the conversion or continuation is to be effective (in either case, the "Conversion Date"), a written request (which may be mailed, personally delivered or telecopied as provided in
     Section 17.5) (a "Notice of Conversion/Continuation") (i) specifying whether a conversion or continuation is requested, (ii) in the case of a conversion, specifying whether the Tranche is to be a LIBOR Tranche or Alternate Base Rate Tranche upon the conversion, and (iv) in the case of conversion to or continuation of a LIBOR Tranche, specifying the Interest Period therefor. If a Notice of Conversion/Continuation is not made by 11:00 a.m. St. Louis time on the second Business Day preceding the last day of the Interest Period if the Tranche is a LIBOR Tranche, then Borrower shall be deemed to have timely given a Notice of Conversion/Continuation to Lender requesting to convert the Tranche to an Alternate Base Rate Tranche. If the Loan is a LIBOR Tranche, any conversion or continuation shall become effective only on the day following the last day of the current Interest Period.

     4.5. Time of Accrual. Interest shall accrue on all principal amounts outstanding from the date when first outstanding to the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

     4.6. Computation. Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days. Interest rates that are based on the Prime Rate shall change simultaneously with any change in the Prime Rate and such rates shall be effective for the entire day on which such Prime Rate change becomes effective.

     4.7. Rate After Maturity. Borrower shall pay interest on the Revolving Loan after its Maturity, and (at the option of Lender) on the Revolving Loan and on the other Loan Obligations after the occurrence of an Event of Default, at a rate per annum of 2% plus the Prime Rate.

5.   Fees.

     5.1. Origination Fee.  Borrower shall pay to Lender an
     "Origination Fee" on the Effective Date of $47,500.

     5.2. Commitment Fee. Borrower shall pay to Lender a "Commitment Fee" calculated by applying the daily equivalent of the Commitment Fee Rate to the Unused Revolving Commitment on each day during the period from the Effective Date to the Maturity Date. The "Unused Revolving Commitment" on any day shall be the amount of the Revolving Commitment minus the sum of the Revolving Loan and the Letter of Credit Exposure. The Commitment Fee shall be payable quarterly in arrears, commencing on the first day of the first calendar quarterly beginning after the Effective Date and continuing on the first day of each calendar quarter thereafter and on the Maturity Date. The applicable "Commitment Fee Rate" shall be determined initially as of the last day of the fiscal quarter of Borrower ended before the Effective Date, and thereafter as of the last day of each fiscal quarter of Borrower, in accordance with the following table and based upon the ratio of Borrower's Funded Debt to EBITDA as reflected in Borrower's Financial Statements for the twelve months then ended:


---------------------------------------------------------------------------------------------------
     If the ratio of Borrower's Funded Debt to EBITDA is:     The Commitment Fee Rate shall be:
---------------------------------------------------------------------------------------------------
     Equal to or greater than 2.00 but less than 3.00         0.15%
---------------------------------------------------------------------------------------------------
     Equal to or greater than 1.00 but less than 2.00         0.125%
---------------------------------------------------------------------------------------------------
     Less than 1.00                                           0.10%
---------------------------------------------------------------------------------------------------

     Any change in the Commitment Fee Rate shall become applicable on the first day following the day when Borrower delivers to Lender its Financial Statements for its fiscal quarter just ended as required in Section 14.12.2. If Borrower does not deliver any such quarterly Financial Statements to Lender within the period required by Section 14.12.2, the highest possible Commitment Fee Rate shall become applicable as of the last day of such period and shall remain applicable until Borrower delivers such Financial Statements to Lender.

     5.3. Letter of Credit Fees. Borrower shall pay to Lender a one-time "Letter of Credit Fee" for each Letter of Credit issued by Lender. The Letter of Credit Fee shall be an amount equal to 1.0% per annum of the original face amount of each Letter of Credit and is payable quarterly in arrears. Borrower shall also pay Lender's other customary fees for amendment and renewal of a Letter of Credit, for negotiation of drafts drawn under Letters of Credit, and similar fees, all in accordance with Lender's normal practice at the time.

6.   Scheduled Payments.

     6.1. Maturity Date. Borrower shall repay the Revolving Loan and all unpaid accrued interest thereon on November 1, 2003.

     6.2. Interest Payments Before Maturity Date. While a Tranche is an Alternate Base Rate Tranche, Borrower shall pay interest accrued thereon monthly in arrears, beginning on the first

     Business Day of the first calendar month following the Effective Date, and continuing on the first day of each calendar month thereafter until the Maturity Date. While a Tranche is a LIBOR Tranche, Borrower shall, until the Maturity Date, pay interest accrued thereon on the last day of the Interest Period therefor, provided however, that if a LIBOR Tranche has a 180 day Interest Period, Borrower shall pay accrued interest on such LIBOR Tranche on the last day of each fiscal quarter in addition to the last day of the Interest Period..

7.   Prepayments.

     7.1. Voluntary Prepayments.  Subject to the requirements of
     Section 7.2, Borrower shall not be entitled to make prepayments on a Tranche if it is a LIBOR Tranche. If a Tranche is an Alternate Base Rate Tranche, Borrower may wholly prepay it at any time and may make partial prepayments thereon from time to time, without penalty or premium, but only if (i) Borrower gives Lender written notice (which may be mailed, personally delivered or telecopied as provided in Section 22.1) of Borrower's intention to make such prepayment at least one Business Day prior to tendering the prepayment, (ii) the total amount of the prepayment is a whole multiple of $150,000, and (iii) Borrower pays any accrued interest on the amount prepaid at the time of such prepayment.

     7.2. Mandatory Prepayments. If at any time the Revolving Loan exceeds the Maximum Available Amount, whether as a result of optional Advances by Lender as contemplated in Section 3.1.2, a scheduled or voluntary reduction in the amount of the Revolving Commitment or otherwise, Borrower shall on demand by Lender make a prepayment in the amount of the excess and pay any amount that may be due to Lender under Section 18.4. Each such prepayment will be applied by Lender first to reduce pro rata all the Tranches of the Revolving Loan that are Alternate Base Rate Tranches, and then to reduce (in the order of the maturities of their respective Interest Periods) the Tranches of the Revolving Loan that are LIBOR Tranches.

8.   Manner of Payments and Timing of Application of Payments.

     8.1. Payment Requirement. Unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment on the Loan Obligations to Lender as required under the Loan Documents at the Lending Office. All such payments shall be made in Dollars on the date when due, without deduction, set-off or counterclaim.

     8.2. Application of Payments and Proceeds. All payments received by Lender in immediately available funds at or before 12:00 noon, St. Louis time, on a Business Day will be applied to the relevant Loan Obligation on the same day. Such payments received on a day that is not a Business Day or after 12:00 noon on a Business Day will be applied to the relevant Loan Obligation on the next Business Day. Except as expressly provided otherwise herein, Lender may apply, and reverse and reapply, payments and proceeds of the Collateral to the Loan Obligations in such order and manner as Lender determines in its absolute discretion. Borrower hereby irrevocably waives the right to direct the application of payments and proceeds of the Collateral.

     8.3. Returned Instruments. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, the application of the payment to the Loan Obligations will be reversed and will be treated as never having been made.

     8.4. Compelled Return of Payments or Proceeds. If Lender is for any reason compelled to surrender any payment or any proceeds of the Collateral because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to Lender, and shall indemnify Lender for and hold Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by Lender shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and irrevocable. The provisions of this Section shall survive termination of the Commitment and the payment and satisfaction of all of the Loan Obligations.

     8.5. Due Dates Not on Business Days. If any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day; provided, however, that if the next Business Day would be in the next calendar month, such payment shall instead be due on the immediately preceding Business Day.

     8.6. Advances on Borrower's Request. Borrower may request an Advance by submitting a request therefor to Lender as provided herein. Every request for an Advance shall specify a date when the Advance is requested to be made and shall be irrevocable. A request for an Advance received by Lender on a day that is not a Business Day or that is received by Lender after 11:00 a.m. (St. Louis time) on a Business Day shall be treated as having been received by Lender at 11:00 a.m. (St. Louis time) on the next Business Day. Provided that all conditions precedent herein to a requested Advance have been satisfied, Lender will make the amount of such requested Advance available to Borrower on the applicable Advance Date in immediately available funds in Dollars at the Lending Office. Such funds will be deposited in a demand deposit account of Borrower's at the Lending Office.

     8.7. Lender's Right to Make Other Advances.

          8.7.1. Payment of Loan Obligations. Lender shall have the right to make Advances at any time and from time to time to cause timely payment of any of the Loan Obligations. Lender will give notice to Borrower after any such Advance is made. Any such Advance will be an Alternate Base Rate Tranche.

          8.7.2. Payments to Other Creditors. If Lender is obligated to reimburse or pay to any creditor of Borrower any amount in order to (i) obtain a release of such creditor's Security Interest in any of the Collateral, or
          (ii) otherwise satisfy Borrower's obligations to such creditor to the extent not irrevocably satisfied by the initial Advance, then Lender may make Advances for that purpose. Any such Advance will be an Alternate Base Rate Tranche.

     8.8. Letters of Credit. Borrower may request the issuance of a Letter of Credit by submitting an issuance request to Lender and executing the reimbursement agreement required under Section 11.1 no less than five Business Days prior to the requested issue date for such Letter of Credit.

     8.9. Amount, Number, and Purpose Restrictions on Advances. No Advance will be made unless it is a whole multiple of $150,000 and not less than $150,000. On any one day, no more than one Advance will be made. Advances will only be made for the purposes permitted in Section 14.1.

     8.10. Each Request for a Advance a Certification. Each submittal by Borrower of a request for a Advance shall constitute a certification by Borrower that (i) there is no Existing Default,
     (ii) all representations and warranties of Borrower in this Agreement are then true, with such exceptions as have been disclosed to Lender in writing by Borrower, and will be true on the Advance Date, as if then made, with such exceptions as have been disclosed to Lender in writing by Borrower, except that with respect to the representations and warranties made regarding Financial Statements or financial data, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower to Lender, and (iii) all conditions herein and in the other Loan Documents to the making of the requested Advance have been satisfied.

     8.11. Requirements for Every Request for an Advance. A request to Lender for an Advance may be oral (in person or by telephone) or in writing (mailed, personally delivered or telecopied as provided in Section 22.1), shall be from a Borrowing Officer, and shall specify the amount of the Advance to be made, the Advance Date, which portion of the Advance is to be an Alternate Base Rate Tranche and, if any, each portion of the Advance that is to be a separate LIBOR Tranche and the Interest Period therefor. If a request for an Advance does not fully meet the foregoing requirements, Lender may reject it and not treat it as a request for a Advance.

     8.12. Requirements for Every Request for Issuance of a Letter of Credit. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 22.1) from a Borrowing Officer to Lender, or an electronic initiation over an online service provided by Lender, that specifies the amount, requested issue date (which shall be a Business Day) and beneficiary of the requested Letter of Credit and other information necessary for its issuance shall be treated as an issuance request for purposes hereof.

     8.13. Exoneration of Lender. Lender shall not incur any liability to Borrower for treating a request that meets the express requirements of Section 8.11 or Section 8.12 as a request for an Advance or a request for issuance of a Letter of Credit Request, as applicable, if Lender believes in good faith that the Person making the request is a Borrowing Officer. Lender shall not incur any liability to Borrower for failing to treat any such request as a request for and Advance or a request for issuance of a Letter of Credit, as applicable, if Lender believes in good faith that the Person making the request is not a Borrowing Officer.

9. Security and Guaranties. As security for payment and performance of the Loan Obligations (including all Interest Hedge Obligations, if any ever exist), Borrower shall execute and deliver to Lender, or cause to be executed and delivered to Lender by the appropriate Person, the following documents, each satisfactory to Lender:

     9.1. Ship Mortgages. Ship mortgages, or amendments of existing ship mortgages, satisfactory to Lender, each in the full amount of the initial Revolving Commitment and (i) granting to Lender a Security Interest in each of the vessels Nantucket Clipper, Yorktown Clipper, and Clipper Adventurer, and (ii) assigning to Lender all incometherefrom and proceeds thereof, which Security Interests shall be subject only to Permitted Security Interests that affect the foregoing.

     9.2. Security Agreements. Security agreements, or amendments of existing security agreements, satisfactory to Lender and granting to Lender a Security Interest under the UCC in all stock held by Borrower of the Subsidiaries of Borrower and all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles and other personal property and Fixtures of Borrower and all of its Subsidiaries, whether now owned or hereafter acquired, and all proceeds thereof, subject only to Permitted Security Interests that affect the foregoing.

     9.3. Collateral Assignments. Collateral assignments, or amendments of existing collateral assignments, satisfactory to Lender and assigning to Lender (i) all of Borrower's rights under its lease of 7711 Bonhomme, Clayton, Missouri, and (ii) the trademarks, service marks and/or tradenames "INTRAV", "Adventure Holidays", "Clipper Cruise Line", "Nantucket Clipper", "Yorktown Clipper", "In the Spirit of Adventure", "Oceanic Odyssey" and "Clipper Adventurer", each subject to no other Security Interests except Permitted Security Interests that affect the foregoing.

     9.4. Guaranties. Guaranties, or ratifications of existing guaranties, satisfactory to Lender, by all of the domestic
     Subsidiaries of Borrower under which they guaranty the timely and full payment and performance of all of the Loan Obligations

As further security for payment and performance of the Loan Obligations, Borrower hereby assigns to Lender and grants to Lender a Security Interest in all of the rights of Borrower under the Acquisition Agreement; provided, however, that if there is no Existing Default, Borrower shall have the right to enforce such rights and collect any proceeds therefrom. The foregoing assignment and grant of a Security Interest shall automatically become void when all of the Loan Obligations have been fully and irrevocably paid and performed, all outstanding Letters of Credit have expired, and the Commitments have terminated.

If the proceeds of any Advance will be used to pay some or all of the purchase price for the vessel Oceanic Odyssey by Borrower or any Subsidiary of Borrower, or any other sum due in connection therewith, Borrower or such Subsidiary shall (contemporaneously with the acquisition thereof) execute and deliver to Lender a ship mortgage satisfactory to Lender in the full amount of the initial Revolving Commitment and (i) granting to Lender a Security Interest in the vessel Oceanic Odyssey and (ii) assigning to Lender all income therefrom and proceeds thereof, which Security Interests shall be subject only to Permitted Security Interests that affect the foregoing.

Lender may, either before or after an Event of Default, exchange, waive or release the Security Interests in any of the Collateral, or in Lender's absolute discretion permit Borrower to substitute any real or personal property for any of the Collateral, without affecting the Loan Obligations or Lender's right to take any other action with respect to any other Collateral.

10.  Conditions.

     10.1. Conditions to Initial Advance. Lender will have no obligation to fund any Advance that would result in the Revolving Loan being greater than it was on the Effective Date unless:

          10.1.1. Listed Documents and Other Items. Lender shall have received on or before the Effective Date all of the documents and other items listed or described in Exhibit 10.1.1, with each being satisfactory to Lender and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated.

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          10.1.2.   Representations and Warranties.  The
          representations and warranties contained in the Loan
          Documents shall be true and correct in all material respects as of the time of such Advance and with the same force and effect as if made at such time.

          10.1.3. No Default. There shall be no Existing Default and no Default or Event of Default will occur as a result of the making of the Advance or Borrower's use of the proceeds thereof.

          10.1.4.   Perfection of Security Interests.       Every
          Security Interest and assignment required to be granted or made by Borrower as of the Effective Date under Section 9 shall have been perfected and shall be, except as to applicable Permitted Security Interests or as otherwise satisfactory to Lender, a first priority Security Interest.

          10.1.5. Payment of Fees. Borrower shall have paid and reimbursed to Lender all fees, costs and expenses that are payable or reimbursable to Lender hereunder on or before the date of the Advance.

          10.1.6.   Material Proceedings.    There are no pending
          Material Proceedings involving Borrower.

          10.1.7.   No Material Adverse Change.   There shall not
          have been any change since the date of the Initial Financial Statements which has had or is reasonably likely to have a Material Adverse Effect on Borrower.

          10.1.8. Other Items. Lender shall have received such other consents, approvals, opinions, certificates or documents as it reasonably deems necessary.

     10.2. Conditions to Subsequent Advances. Lender will have no obligation to fund any Advance after the initial Advance unless:

          10.2.1. Conditions to Initial Advances. All of the conditions in Section 10.1 have been and remain satisfied.

          10.2.2. Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct in all material respects as of the time of such Advance and with the same force and effect as if made at such time, with such exceptions as have been disclosed to Lender in writing by Borrower as addenda to the Disclosure Schedule and are satisfactory to Lender, and except that with respect to the representations and warranties made regarding financial data in Section 12.13, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower to Lender.

          10.2.3. No Default. There shall be no Existing Default and no Default or Event of Default will occur as a result of the making of the Advance or Borrower's use of the proceeds thereof.

          10.2.4. No Material Adverse Change. Since the date of the most recent prior Advance or issuance of a Letter of Credit there shall not have been any change which has had or is reasonably likely to have a Material Adverse Effect on Borrower.

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11.  Conditions to Issuance of Letters of Credit.  No Letter of Credit
will be issued unless as of the time of such issuance:

     11.1. Reimbursement Agreement. Borrower shall have executed and delivered to Lender a reimbursement agreement satisfactory to Lender under which Borrower undertakes to reimburse to Lender on demand the amount of each draw on such Letter of Credit, together with interest from the date of the draw at the highest rate that is then accruing on any Tranche of the Revolving Loan.

     11.2. No Prohibitions. No order, judgment or decree of any Governmental Authority shall exist which purports by its terms to enjoin or restrain Lender from issuing such Letter of Credit, and no Law or request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall exist which prohibits, or requests that Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or imposes upon Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Lender is not otherwise compensable by Borrower hereunder).

     11.3.  Conditions to Initial Advances.  All of the conditions in
     Section 10.1 have been and remain satisfied.

     11.4. Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct in all material respects as of the time of the issuance of such Letter of Credit and with the same force and effect as if made at such time, with such exceptions as have been disclosed to Lender in writing by Borrower as addenda to the Disclosure Schedule and are satisfactory to Lender, and except that with respect to the representations and warranties made regarding financial data in Section 12.13, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower to Lender.

     11.5. No Default. There shall be no Existing Default and no Default or Event of Default will occur as a result of the issuance of the Letter of Credit or Borrower's use thereof.

     11.6. No Material Adverse Change. Since the date of the most recent prior Advance or issuance of a Letter of Credit there shall not have been any change which has had or is reasonably likely to have a Material Adverse Effect on Borrower.

     11.7. Cash Collateral. If the requested expiration date of the Letter of Credit will be later than the Maturity Date, Borrower will have provided cash collateral to Lender as provided in
     Section 3.2.

12. Representations and Warranties. Except as otherwise described in the disclosure schedule that is attached hereto as Exhibit 12 (the "Disclosure Schedule"), Borrower represents and warrants to Lender as follows:

     12.1. Organization and Existence. Each Covered Person is duly organized and existing in good standing under the laws of the state of its organization, is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect on such Covered Person. Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted.

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     12.2.  Authorization.  Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate action of each Covered Person. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement and the other Loan Documents, except for those already duly obtained.

     12.3. Due Execution. Every Loan Document to which a Covered Person is a party has been executed on behalf of such Covered Person by a legally competent Person duly authorized to do so.

     12.4. Enforceability of Obligations. Each of the Loan Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles of general application.

     12.5. Burdensome Obligations. No Covered Person is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Covered Person which would, if performed by such Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time.

     12.6. Legal Restraints. The execution of any Loan Document by a Covered Person will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property. The performance by any Covered Person of its obligations under any Loan Document to which it is a party will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property.

     12.7. Labor Contracts and Disputes. There is no collective bargaining agreement or other labor contract covering employees of a Covered Person. No union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of a Covered Person. There is no pending or, to Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Covered Person or its employees.

     12.8. No Material Proceedings. There are no Material Proceedings pending or, to the best knowledge of Borrower, threatened.

     12.9. Material Licenses. All Material Licenses have been obtained or exist for each Covered Person.

     12.10. Compliance with Material Laws. Each Covered Person is in compliance with all Material Laws. Without limiting the generality of the foregoing:

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            12.10.1.     General Compliance with Environmental Laws.  The
            operations of every Covered Person comply in all material respects with all applicable Environmental Laws.

            12.10.2. General Compliance with Employment Laws. The employee compensation practices of every Covered Person comply in all material respects with all applicable
            Employment Laws.

            12.10.3. Proceedings. None of the operations of any Covered Person are the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Laws or Employment Laws.

            12.10.4. Investigations Regarding Hazardous Materials. None of the operations of any Covered Person are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which are reasonably likely to have a Material Adverse Effect on such Covered Person, or reduce materially the value of the Collateral.

            12.10.5. Notices and Reports Regarding Hazardous Materials. No notice or report under any Environmental Law indicating a past or present spill or release into the environment of any Hazardous Material has been filed within the immediately preceding four fiscal years of such Covered Person, or is required to be filed by any Covered Person.

            12.10.6. Environmental Notices and Permits. Borrower has provided all notices and obtained all necessary environmental permits and consents, if any, required in order to perfect Lender's Security Interests in the Collateral and to operate Borrower's business as presently or proposed to be operated.

     12.11. Other Names. No Covered Person has used any name other than the full name which identifies such Covered Person in this Agreement. The only trade name or style under which a Covered Person sells Inventory or creates Accounts, or to which instruments in payment of Accounts are made payable, is the name which identifies such Covered Person in this Agreement.

     12.12. Solvency.    Each Covered Person is Solvent.

     12.13. Initial Financial Statements. The Financial Statements of Borrower as of September 30, 1996, as delivered to Lender by Borrower are complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of Borrower as of the date and for the periods stated therein.

     12.14. No Change in Condition. Since the date of the Initial Financial Statements delivered to Lender, there has been no change which is reasonably likely to have a Material Adverse Effect on any Covered Person.

     12.15. No Defaults. No Covered Person has breached or violated or has defaulted under any Material Agreement, or has defaulted with respect to any Material Obligation of such Covered Person. There is no Existing Default.

     12.16. Tax Liabilities; Governmental Charges.  Each Covered
     Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority,

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     except where extensions have been properly obtained or where failure to file is not reasonably likely to have a Material Adverse Effect on such Covered Person. Each Covered Person has paid or made adequate provision for payment of all Taxes of such Covered Person, except Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP. No Security Interests for any such Taxes has been filed and no claims are being asserted with respect to any such Taxes which, if adversely determined, would have a Material Adverse Effect on such Covered Person. The period during which any assessments may be made by the IRS with respect to any federal income tax return of any Covered Person filed more than three years before the Execution Date has expired without waiver or extension. There are no material unresolved issues concerning any liability of a Covered Person for any Taxes which, if adversely determined, would have a Material Adverse Effect on any Covered Person.

     12.17. Pension Benefit Plans. All Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate of such Covered Person, if any, qualify under Section 401 of the Code and are in compliance with the provisions of ERISA except with respect to events or occurrences which do not have and are not reasonably likely to have a Material Adverse Effect on such Covered Person.

            12.17.1. Prohibited Transactions. None of such Pension Benefit Plans has participated in, engaged in or been a party to any non-exempt prohibited transaction as defined in ERISA or the Code, and no officer, director or employee of a Covered Person or of an ERISA Affiliate of such Covered Person has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

            12.17.2. Claims. Other than normal claims for benefits, there are no claims, pending or threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate of such Covered Person, nor is there any reasonable basis to anticipate any claims involving any such Pension Benefit Plan which would likely be successfully maintained against such Covered Person or ERISA Affiliate of such Covered Person.

            12.17.3. Reporting and Disclosure Requirements. There are no violations of any reporting or disclosure requirements with respect to any such Pension Benefit
            Plan and none of such Pension Benefit Plans has violated any applicable Law, including ERISA and the Code.

            12.17.4. Accumulated Funding Deficiency. No such Pension Benefit Plan which is a defined benefit plan or money purchase plan has (i) incurred an accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days of the occurrence has not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

            12.17.5. Multi-employer Plan. All Multi-employer Plans to which any Covered Person contributes or is obligated to contribute are listed in item 12.17.5 of the Disclosure Schedule. No Covered Person or ERISA
            Affiliate of such Covered Person has received notice that any such Multi-employer Plan is in reorganization or has been

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            terminated within the meaning of Title IV of ERISA, and
            no such Multi-employer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

     12.18. Welfare Benefit Plans. No Covered Person or ERISA Affiliate of a Covered Person maintains or participates in a Welfare Benefit Plan that has a liability which, if enforced or collected, would have a Material Adverse Effect on such Covered Person. Each Covered Person and ERISA Affiliate of such Covered Person has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

     12.19. Retiree Benefits. No Covered Person or ERISA Affiliate of such Covered Person has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death) other than
     (i) such benefits provided to Persons at such Person's sole expense and (ii) obligations under COBRA.

     12.20. Real Property.  Borrower does not own any real property.
     Item 12.20 of the Disclosure Schedule contains a correct and complete list of all leases and subleases of real property by Borrower, with Borrower identified for each as the lessee, sublessee, lessor, or sublessor, as is the case, together with the street addresses and a general description of the real property involved and the names of the other parties to such leases and subleases. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.

     12.21. State of Collateral and other Property. Each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Initial Financial Statements, except for personal property sold in the ordinary course of business after the date of the Initial Financial Statements. There are no Security Interests on any of the property purported to be owned by any Covered Person, including the Collateral, except Permitted Security Interests. Without limiting the generality of the foregoing:

            12.21.1. Accounts. With respect to each Account scheduled, listed or referred to in reports submitted by Borrower to Lender pursuant to the Loan Documents, except as disclosed therein: (i) the Account arose from a bona fide transaction completed in accordance with the terms of any documents pertaining to such transaction; (ii) the Account is not evidenced by a judgment and there is no material dispute respecting it; (iii) the amount of the Account as shown on Borrower's books and records and all invoices and statements which may be delivered to Lender with respect thereto are actually and absolutely owing to Borrower and are not in any way contingent; (iv) there are no set-offs, counterclaims or disputes known to Borrower or asserted against Borrower with respect to the Account and Borrower has not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment; (v) there are no facts, events or occurrences which in any way impair the validity or enforcement of the Account or tend to reduce the amount payable thereunder as shown on Borrower's books and records and all invoices and statements delivered to Lender with respect thereto; (vi) the Account is assignable; (vii) the Account arose in the ordinary course of Borrower's business; (viii) the Account Debtor with respect to the Account has the capacity to contract; (ix) the services furnished and/or goods sold giving rise to the Account are not

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            subject to any Security Interest except the first
            priority, perfected Security Interest granted to Lender and except the Permitted Security Interests; and (x) there are no proceedings or actions which are threatened or pending against the Account Debtor with respect to the Account.

            12.21.2. Equipment. With respect to the Borrower's equipment: (i) Borrower has good and marketable title thereto; (ii) none of such equipment is subject to any Security Interests except for the first priority Security Interest granted to Lender pursuant hereto and except for Permitted Security Interests; and (iii) all such equipment material to the conduct of Borrower's business is in good operating condition and repair and is suitable for the uses to which customarily put in the conduct of Borrower's business.

            12.21.3. Intellectual Property. (i) Item 12.21.3 of the Disclosure Schedule contains a complete and correct list of all of Borrower's Intellectual Property, (ii) Borrower owns all right, title and interest in, under and to such Intellectual Property, subject to no licenses or any interest therein or other agreements relating thereto, except for the applicable Collateral Assignment; (iii) no Intellectual Property or grant of license by or to Borrower is subject to any pending or, to Borrower's knowledge, threatened challenge; (iv) to Borrower's knowledge, Borrower has not committed any patent, trademark, trade name, service mark or copyright infringement, and the present conduct of Borrower's business does not infringe any patents, trademarks, trade name rights, service marks, copyrights, publication rights, trade secrets or other proprietary rights of any Person; and (v) there are no claims or demands of any Person pertaining to, or any proceedings which are pending or, to Borrower's knowledge, threatened, which challenge Borrower's rights in respect of any proprietary or confidential information or trade secrets used in the conduct of Borrower's business.

            12.21.4. Documents, Instruments and Chattel Paper. All documents, instruments and chattel paper describing, evidencing or constituting Collateral, and all signatures and endorsements thereon, are complete, valid, and genuine, and all goods evidenced by such documents, instruments and chattel paper are owned by Borrower free and clear of all Security Interests other than Permitted Security Interests.

     12.22. Chief Place of Business; Locations of Collateral. As of the Execution Date,

            12.22.1. the only chief executive office and the principal places of business of Borrower are located at the places listed and so identified in item 12.22.1 of the Disclosure Schedule;

            12.22.2. the books and records of Borrower, and all of the Borrower's chattel paper and all records of Accounts, are located only at the places listed and so identified in item 12.22.2 of the Disclosure Schedule; and

            12.22.3. all of the tangible Collateral (except the Vessels) is located only at the places listed and so identified in item 12.22.3 of the Disclosure Schedule.

     12.23. Negative Pledges. No Covered Person is a party to or bound by any Contract which prohibits the creation or existence of any Security Interest upon or assignment or conveyance of any of the Collateral.

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     12.24. Security Documents.

            12.24.1. Ship Mortgages. The Ship Mortgages are effective to grant to Lender a legal, valid and enforceable ship mortgage lien on the Vessels. Upon proper filing and payment of applicable filing fees and taxes, if any, Lender will have a fully perfected first priority ship mortgage lien on the Vessels subject only to Permitted Security Interests that exist on the Execution Date and affect the Vessels.

            12.24.2. Security Agreements. Each Security Agreement is effective to grant to Lender an enforceable Security
            Interest in all rights, title and interest of Borrower in the Personal Property Collateral described therein. Upon appropriate filing (as to all Personal Property
            Collateral in which a Security Interest may be perfected under the applicable state's UCC by filing a financing statement) or Lender's taking possession (as to items of the Personal Property Collateral of which a secured party must take possession in order to perfect a Security
            Interest under the applicable state's UCC), Lender will have a fully perfected first priority Security Interest in the Personal Property Collateral described in each Security Agreement, subject only to Permitted Security Interests that exist on the Execution Date and affect such Personal Property Collateral.

            12.24.3. Collateral Assignments. Each Collateral Assignment is effective to assign to Lender all of Borrower's rights, title and interest in and to the tangible and intangible property described therein, subject only to Permitted Security Interests that exist on the Execution Date and affect such property.

     12.25. Subsidiaries and Affiliates. Borrower has no Affiliates who are not individuals and has no Subsidiaries other than those listed in item 12.25 of the Disclosure Schedule.

     12.26. Margin Stock. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and none of the proceeds of any Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or Regulation G. None of the transactions contemplated by any Acquisition Documents will violate Regulations G, T, U or X of the FRB.

     12.27. Securities Matters. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

     12.28. Investment Company Act, Etc. Borrower is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled (within the meaning of such Investment Company Act) by such an investment company or an affiliated person of, or promoter or principal underwriter for, an investment company, as such terms are defined in the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

     12.29. No Material Misstatements or Omissions. Neither the Loan Documents, nor any of the Financial Statements nor any statement, list, certificate or other information furnished or to

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     be furnished by Borrower to Lender in connection with the Loan
     Documents or any of the transactions contemplated thereby contains or any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein not misleading. Borrower has disclosed to Lender everything regarding the business, operations, property, financial condition, or business prospects of itself and every Covered Person that would be reasonably expected to have a Material Adverse Effect on any Covered Person.

     12.30. Filings. All registration statements, reports, proxy statements and other documents, if any, required to be filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, have been filed, and such filings are complete and accurate and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading.

     12.31. Broker's Fees. No broker or finder is entitled to compensation for services rendered with respect to the loan transactions contemplated by this Agreement and the other Loan Documents.

13. Survival of Representations. All representations and warranties in Section 12, and all representations and warranties in any certificate delivered by Borrower pursuant hereto, shall survive execution of each of the Loan Documents and the making of every Advance, and may be relied upon by Lender as being true and correct as of the date when made or deemed made or reaffirmed until all of the Loan Obligations are fully and irrevocably paid as contemplated in Section 8.3.

14. Affirmative Covenants. Borrower covenants and agrees that, so long as any of the Commitments remains in effect or any of the Loan Obligations are owing to Lender by Borrower, Borrower shall do, or cause to be done, and shall cause each Covered Person to do, the following:

     14.1. Use of Proceeds. All proceeds of the Loan shall be used for permitted Investments, Capital Expenditures related to Borrower's business (including acquisition of the vessels Clipper Adventurer and Oceanic Odyssey), working capital and general corporate purposes.

     14.2. Corporate Existence. Each Covered Person shall maintain its existence in good standing and shall maintain in good standing its right to transact business in those states in which it is now or hereafter doing business, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect on such Covered Person. Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person.

     14.3. Maintenance of Property and Leases. Each Covered Person shall maintain in good condition and working order, and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person. Each Covered Person shall maintain in good standing and free of defaults all of its leases of buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person. Borrower shall not permit any of its equipment or other property to become a fixture to real property or an accession to other personal property unless Lender has a valid, perfected and first priority Security Interest in such real or personal property. Borrower shall not, without Lender's prior written consent, alter or remove any identifying symbol or number on its equipment.

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     14.4.  Insurance.  Each Covered Person shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least "A" by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured. Each Covered Person shall at all times carry insurance, in insurance companies having a rating of at least "A" by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all applicable workers' compensation laws) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person. All policies of liability insurance maintained hereunder shall name Lender as an additional insured; all fire and casualty policies of insurance maintained hereunder shall reflect Lender's interest therein as mortgagees under a standard New York or Union mortgagee clause. Lender is authorized, but not obligated, as the attorney-in-fact for Borrower (i) if there is no Existing Default, with Borrower's consent (which consent shall not be unreasonably withheld), and if there is an Existing Default, without Borrower's consent, to adjust and compromise proceeds payable under such policies of insurance, (ii) to collect, receive and give receipts for such proceeds in the name of Borrower, and (iii) to endorse Borrower's name upon any instrument in payment thereof. Such power granted to Lender shall be deemed coupled with an interest and shall be irrevocable. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, reduced in coverage or otherwise modified without 30 days prior written notice to Lender. Borrower shall upon request of Lender at any time furnish to Lender updated evidence of insurance (in the form required as a condition to Lender's lending hereunder) for such insurance.

     14.5. Payment of Taxes and Other Obligations. Each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due (including any extensions thereof), all Taxes lawfully assessed or imposed upon it, and all Taxes lawfully assessed upon any of the Collateral or its other property, or upon the income or profits therefrom, and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of the Collateral or its other property; provided, however, that a Covered Person may diligently contest in good faith by appropriate proceedings the validity of any such Taxes if Borrower has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person, and no Security Interest, other than a Permitted Security Interest, results from such non-payment.

     14.6. Compliance With Laws. Each Covered Person shall comply with all Material Laws. Without limiting the generality of the foregoing:

            14.6.1. Environmental Laws. Each Covered Person shall comply and shall use commercially reasonable efforts to ensure compliance by all tenants, subtenants and other occupants of the Real Property Collateral, if any, with all Environmental Laws whose violation has or is reasonably likely to have a Material Adverse Affect on Borrower or such Covered Person.

            14.6.2. Pension Benefit Plans. Each Covered Person and each ERISA Affiliate of such Covered Person shall at all times make prompt payments or contributions to meet the minimum funding standards under ERISA and the Code with respect to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered

                                19
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            Person, and shall comply with all reporting and
            disclosure requirements and all provisions of the Code and ERISA applicable to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered Person if non-compliance therewith has or is reasonably likely to have a Material Adverse Affect on Borrower or such Covered Person.

            14.6.3. Employment Laws. Each Covered Person shall comply with all requirements of all Employment Laws applicable to such Covered Person whose violation has or is reasonably likely to have a Material Adverse Affect on Borrower or such Covered Person.

     14.7. Termination of Pension Benefit Plan. No Covered Person or ERISA Affiliate of such Covered Person shall terminate or amend any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered Person if such termination or amendment would result in any liability to such Covered Person or ERISA Affiliate of such Covered Person under ERISA or any increase in current liability for the plan year for which such Covered Person or ERISA Affiliate of such Covered Person is required to provide security to such Pension Benefit Plan under the Code.

     14.8. Notice to Lender of Material Events. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to Lender (together with copies, if applicable) of (i) any breach of any of the covenants in Section 14, 15, or 16; (ii) any Default or Event of Default;
     (iii) the commencement of any Material Proceeding; and (iv) any material loss of or material damage to any of the Collateral or any material part of the other assets of a Covered Person or the commencement of any proceeding for the condemnation or other taking of any of the Collateral or any material part of the other assets of a Covered Person, if Insurance/Condemnation Proceeds are likely to be payable as a consequence of such loss, damage or proceeding, or if such loss, damage or proceeding is reasonably likely to have a Material Adverse Effect on such Covered Person. In addition,

            14.8.1. Borrower shall furnish to Lender from time to time all information which Lender requests with respect to the status of any Material Proceeding.

            14.8.2. Borrower shall furnish to Lender from time to time all information which Lender requests with respect to any Pension Benefit Plan established by a Covered Person or ERISA Affiliate of such Covered Person.

            14.8.3. Borrower shall deliver notice to Lender of the establishment of any Pension Benefit Plan by a Covered Person or an ERISA Affiliate of such Covered Person.

            14.8.4. Borrower shall promptly inform Lender of its receipt of, and deliver to Lender a copy of, any
            (i) notice that any violation of any Environmental Law or Employment Law may have been committed or is about to be committed by any Covered Person, (ii) notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Covered Person alleging violations of any Environmental Law or Employment Law or requiring such Covered Person to take any action in connection with the release of any Hazardous Material into the environment, (iii) notice from a Governmental Authority or private Person alleging that a Covered Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Material into the environment or any damages caused thereby, (iv) notice that

                                20
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

            a Covered Person is subject to federal, state or local investigation regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, or (v) notice that any properties or assets of a Covered Person are subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a release of Hazardous Material into the environment.

            14.8.5. Borrower shall deliver to Lender notice of the following events promptly after they occur: (i) the failure of any Covered Person or ERISA Affiliate of such Covered Person to make any required installment or any other required payment to any Pension Benefit Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such installment or payment;
            (ii) the occurrence of any Reportable Event, or a prohibited transaction or accumulated funding deficiency (as those terms are defined in ERISA), with respect to any Pension Benefit Plan maintained or contributed to by a Covered Person or ERISA Affiliate of such Covered Person; (iii) receipt by a Covered Person or ERISA Affiliate of such Covered Person of any notice from a Multi-employer Plan regarding the imposition of withdrawal liability; and (iv) receipt by a Covered Person or ERISA Affiliate of such Covered Person of any notice of the institution, or a Covered Person's expectancy of the institution, of any proceeding or receipt by such Covered Person or ERISA Affiliate of such Covered Person of any notice of the taking, or such Covered Person's expectancy of the taking, of any other action which may result in the termination of any Pension Benefit Plan maintained or contributed to by such Covered Person or ERISA Affiliate of such Covered Person, or the withdrawal or partial withdrawal by a Covered Person or ERISA Affiliate of such Covered Person from any Pension Benefit Plan, and the filing or receipt by a Covered Person or ERISA Affiliate of such Covered Person of any such notice and filing or receipt of all subsequent reports or notices under ERISA with or from the IRS, the PBGC, or the DOL relating to the same; and, in addition to such notice, deliver to Lender a certificate of a Responsible Officer of Borrower, setting forth details as to such events and the action that the affected Covered Person or ERISA Affiliate of such Covered Person proposes
            to take with respect thereto.   For purposes of this
            Section, a Covered Person and any ERISA Affiliate of such Covered Person shall be deemed to know all facts known by the administrator of any Plan of which such Covered Person or any ERISA Affiliate of such Covered Person is the plan sponsor.

            14.8.6. Borrower shall promptly deliver to Lender notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any of the Permitted Indebtedness.

            14.8.7. Borrower shall promptly deliver notice to Lender of the assertion by the holder of any securities of a Covered Person or any Indebtedness of a Covered Person in an outstanding principal amount in excess of $250,000 that a default exists with respect thereto or that such Covered Person is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.

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            14.8.8.   Borrower shall, promptly after becoming aware
            thereof, deliver notice to Lender of any pending or threatened strike, work stoppage, material unfair labor practice claim or other material labor dispute affecting a Covered Person.

            14.8.9. Borrower shall promptly deliver notice to Lender of any change in the name, state of incorporation, or form of organization of any Covered Person, or the trade names or styles under which a Covered Person will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, at least 30 days prior to such change.

            14.8.10. Borrower shall, promptly after becoming aware thereof, deliver notice to Lender of any event that has had or is reasonably likely to have a Material Adverse Effect on any Covered Person.

            14.8.11. Borrower shall, promptly after becoming aware thereof, deliver notice to Lender of an actual, alleged, or potential violation of any Material Law applicable to a Covered Person or any of the Collateral or any material part of other property of a Covered Person.

            14.8.12. Borrower shall notify Lender promptly in writing of any fact or condition of which Borrower is aware which materially reduces the value of the Collateral as a whole or reduces the value of any material item of the Collateral, together with the amount of such reduction. Borrower shall provide such additional information to Lender regarding such fact, condition or reduction as Lender may request from time to time.

     14.9. Borrowing Officer. Borrower's shall keep on file with Lender at all times an appropriate instrument naming each Borrowing Officer. Until a contrary designation is filed with Lender, the officer who has executed this Agreement shall be deemed to be a Borrowing Officer.

     14.10. Maintenance of Security Interests of Security
     Documents.

            14.10.1. Preservation and Perfection of Security Interests. Borrower shall promptly, upon the reasonable request of Lender and at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter file or record in the appropriate governmental office, any document or instrument supplementing or confirming the Security Documents or otherwise deemed necessary by Lender to create, preserve or perfect any Security Interest purported to be created by the Security Documents or to fully consummate the transactions contemplated by the Loan Documents. The foregoing actions by Borrower shall include (i) filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to Lender; (ii) delivering to Lender the original certificates of title for motor vehicles, or applications therefor duly executed, with Lender's Security Interest properly shown thereon; (iii) delivering to Lender the originals of all instruments, documents and chattel paper, and all other Collateral of which Lender determines it should have physical possession in order to perfect and protect Lender's Security Interest therein, duly endorsed or assigned to Lender without restriction; (iv) delivering to Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (v) transferring Inventory to warehouses designated by Lender; (vi) delivering to Lender all letters of credit on which Borrower is named

                                22
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

            beneficiary; (vii) placing a durable notice of the existence of Lender's Security Interest, satisfactory to Lender, upon such items of the Collateral as are designated by Lender; and (viii) placing a notice of the existence of Lender's Security Interest , acceptable to Lender, upon those writings evidencing the Collateral and the books and records of Borrower pertaining to the Collateral, as designated by Lender.

            14.10.2. Collateral Held Off Borrower's Premises. If at any time any Personal Property Collateral is located on any premises that are not owned by the owner of such Personal Property Collateral, then Borrower shall obtain written waivers, in form and substance satisfactory to Lender, of all present and future Security Interests to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Personal Property Collateral. If any Personal Property Collateral is at any time in the possession or control of a warehouseman, bailee or any of Borrower's agents, then Borrower shall notify Lender thereof and shall notify such Person of Lender's Security Interest in such Personal Property Collateral and, upon Lender's request, instruct such Person to hold all such Personal Property Collateral for Lender's account subject to Lender's instructions.

            14.10.3. Compliance With Terms of Security Documents. Borrower shall comply with all of the terms, conditions and covenants in the Security Documents to which Borrower is a party.

     14.11. Accounting System. Each Covered Person shall maintain a system of accounting established and administered in accordance with GAAP. Without limiting the generality of the foregoing, each Covered Person shall maintain a record of Accounts at its principal place of business that itemize each Account of such Covered Person and describe the names and addresses of the Account Debtors on such Accounts, all relevant invoice numbers, invoice dates, and shipping dates, and the due dates, collection histories, and aging of such Accounts.

     14.12. Financial Statements.  Borrower shall deliver to
     Lender:

            14.12.1. Annual Financial Statements. Within 90 days after the close of each fiscal year of Borrower, year-end consolidated and consolidating Financial Statements of Borrower and its Subsidiaries, containing an audit report without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Lender, and in each case accompanied by (a) a Compliance Certificate of the Chief Financial Officer of Borrower,
            (b) a certificate of the independent certified public accounting firm that examined such Financial Statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate, (c) the management letter and report on internal controls delivered by such independent certified public accounting firm in connection with their audit, and (d) if requested by Lender, any summary prepared by such independent certified public accounting firm of the adjustments proposed by the members of its audit team.

            14.12.2. Quarterly Financial Statements. Within 45 days after the end of each fiscal quarter of Borrower, unaudited consolidated and consolidating Financial
            Statements of Borrower and its Subsidiaries for the quarters not covered by the latest year-end


            Financial Statements, in each case in a form satisfactory to Lender and accompanied by a Compliance Certificate of the Chief Financial Officer of Borrower.

            Each Compliance Certificate shall be in the form of
            Exhibit 14.12, shall contain detailed calculations of the financial measurements referred to in Section 16 for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the representations and warranties of Borrower contained in this Agreement and other Loan Documents are true and correct as of the date such certification is given as if made on such date, and
            (iii) there is no Existing Default. If any Compliance Certificate delivered to Lender discloses that a representation or warranty is not true and correct, or that a Default or Event of Default has occurred that has not been waived in writing by Lender, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

            14.12.3. Additional. Upon the request of Lender, such additional information about the business, operations, revenues, financial condition, property, or business prospects of Borrower as Lender may, from time to time, reasonably request.

     14.13. Annual Forecasts; Five Year Plans. Within the first 60 days of each fiscal year of Borrower, forecasted balance sheets, statements of income and expense, and statements of cash flows for Borrower as of the end of and for each quarter of such fiscal year, in such reasonable detail as Lender may require; and within the first 180 days of each fiscal year of Borrower, an updated five-year forecast of balance sheets, statements of income and expense, and statements of cash flows for Borrower as of the end of and for each fiscal ended in such five year period.

     14.14. Audits by Lender. Lender or Persons authorized by and acting on behalf of Lender may at any time and from time to time during normal business hours audit the books and records, and inspect any of the property, of each Covered Person from time to time upon reasonable notice to such Covered Person, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants, officers and employees. Each Covered Person shall cooperate with Lender and such Persons in the conduct of such audits and shall deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for such Covered Person. If an Event of Default has occurred that has not been waived by Lender, Borrower shall reimburse Lender for all costs and expenses actually incurred by it in conducting each audit.

     14.15. Access to Officers and Auditors. Each Covered Person shall permit any Lender and Persons authorized by Lender to discuss the affairs, finances and accounts of such Covered Person with its officers and independent auditors as often as Lender may reasonably request, and such Covered Person shall direct such officers and independent auditors to cooperate with Lender and make full disclosure to Lender of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform the Loan Obligations. Lender agrees that it will not disclose to third Persons any information that it obtains about Borrower or its operations or finances that are designated by Borrower in writing as confidential or that Borrower has advised Lender in writing constitutes non-public information. Lender may,

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     however, disclose such information to all of their respective officers, attorneys, auditors, accountants, bank examiners, agents and representatives who have a need to know such information in connection with the administration, interpretation or enforcement of the Loan Documents or the lending and collection activity contemplated therein or to the extent required by Law or a Governmental Authority. Lender shall advise such persons that such information is to be treated as confidential. Lender may also disclose such information in any documents that it files in any legal proceeding to pursue, enforce or preserve its rights under the Loan Documents to the extent that Lender's counsel advises in writing that such disclosure is reasonably necessary in connection with such proceedings. Lender's non-disclosure obligation shall not apply to any information that (i) is disclosed to Lender by a third Person not affiliated with or employed by Borrower who does not have a commensurate duty of non-disclosure, or (ii) becomes publicly known other than as a result of disclosure by Lender.

     14.16. Appraisals. At any time, but not more often than once each calendar year, Lender may have all or any part of the Collateral appraised by an appraiser chosen solely by Lender. If there is an Existing Default, Borrower shall pay or reimburse to Lender all costs of the appraisal.

     14.17. Further Assurances. Borrower shall execute and deliver, or cause to be executed and delivered, to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may from time to time request to carry out the terms and conditions of this Agreement and the other Loan Documents.

15. Negative Covenants. Borrower covenants and agrees that, while any of the Commitments remains in effect or any of the Loan Obligations are owing to Lender by Borrower or any of the Letters of Credit are outstanding, Borrower shall not, directly or indirectly, do any of the following, or permit any Covered Person to do any of the following, without the prior written consent of Lender:

     15.1. Investments. Make any Investments in any other Person except the following:

            15.1.1. Investments in (i) interest-bearing United States government obligations; (ii) certificates of deposit issued by any Lender; (iii) certificates of deposit issued by and time deposits with any commercial bank chartered under the laws of the United States or any state thereof having capital and surplus of not less than $500,000,000; (iv) prime commercial paper rated A1 or better by Standard and Poor's Corporation or Prime P1 or better by Moody's Investor Service, Inc.; or (v) agreements involving the sale to Borrower of United States government securities and their guarantied repurchase the next Business Day by a Qualified Financial Institution.

            15.1.2. The holding by Borrower of the outstanding stock of Clipper Cruise Line, Inc., Republic Cruise Line, Inc., Liberty Cruise Line, Inc., Clipper Adventure
            Cruises, Inc., Clipper Adventurer Ltd., Clipper Odyssey, Ltd. and Borrower's other Subsidiaries that are Guarantors.

            15.1.3. Accounts arising in the ordinary course of business and payable in accordance with Borrower's customary trade terms.

            15.1.4. The purchase by Borrower of its common stock in the open market pursuant to the plan therefor heretofore adopted by the Board of Directors of Borrower.

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

            15.1.5. Other Investments, including but not limited to acquiring stock or other equity interests, or interest convertible into equity, of another Person, not exceeding $1,000,000 in the aggregate.

     15.2. Indebtedness. Create, incur, assume, or allow to exist any Indebtedness of any kind or description, except the following:

            15.2.1. Indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it is not overdue past the original due date by more than 90 days.

            15.2.2.   The Loan Obligations.

            15.2.3.   Indebtedness secured by Permitted Security
            Interests.

            15.2.4.   Indebtedness to the seller of the vessel
            Oceanic Odyssey to the extent it does not exceed
            $5,500,000 initially and is payable in full before December 31, 1999.

     15.3. Indirect Obligations. Create, incur, assume or allow to exist any Indirect Obligations except a guaranty by Borrower of the Indebtedness permitted in Section 15.2.4.

     15.4. Security Interests. Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal, now owned or hereafter acquired, except the following:

            15.4.1. Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

            15.4.2. Security Interests arising out of deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

            15.4.3. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

            15.4.4. Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

            15.4.5. Purchase money Security Interests securing payment of the purchase price of capital assets acquired by Borrower after the Execution Date in an amount not to exceed $500,000 in the aggregate during any fiscal year of Borrower and $1,500,000 in the aggregate.

            15.4.6.   Security Interests in favor of Lender.

            15.4.7. Security Interests existing on the Execution Date that are disclosed in item 12.21 of the Disclosure Schedule and are satisfactory to Lender.

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     15.5.  Prepayments.  Voluntarily prepay any Indebtedness other than (a) the Loan Obligations in accordance with the terms of the Loan Documents, and (b) trade payables in the ordinary course of business.

     15.6. Disposal of Assets. Sell, transfer, exchange, lease, loan or otherwise dispose of any of its assets to any Person, including other Covered Persons, except (a) sales of Inventory in the ordinary course of business, (b) such sales, transfers, exchanges, leases, loans or dispositions to or with Covered Persons that are Guarantors, (c) payments under bareboat charters to Covered Persons who are not Guarantors to the extent the aggregate of such payments in any fiscal year to any one such Covered Person do not exceed the expenses of such Covered Person as accrued under GAAP, including depreciation, (d) transfers or loans of funds to the applicable Covered Person to the extent required to enable such Covered Person to pay the Indebtedness permitted under Section 15.2.4 and interest accrued thereon, and
     (e) transfers and loans of funds to a Covered Person that is not a Guarantor to the extent such funds will be contemporaneously expended for the refurbishing or rebuilding of a Vessel, including deposits and prepayments in respect thereof, and such expenditures are Capital Expenditures. Notwithstanding the foregoing, Borrower may (i) if it acquires the vessel Oceanic Odyssey, immediately lease or charter such vessel back to its seller for a term not to exceed one year for a rental or charter fee satisfactory to Lender, (ii) sell, transfer or otherwise dispose of obsolete or unusable equipment, provided that if the aggregate fair market value of all such equipment sold, transferred or otherwise disposed of in a single transaction or related series of transactions is greater than $500,000, then Borrower shall deliver or cause to be delivered all of the net cash proceeds of any such sale, transfer or other disposition to Lender as a prepayment of the Revolving Loan and payment of interest accrued under Section 7.1, without regard to the minimum prepayment amount, notice provisions or prohibition on prepayments of LIBOR Tranches in
     Section 7.1. Each such prepayment will be applied by Lender first to reduce pro rata all the Tranches of the Revolving Loan that are Alternate Base Rate Tranches, and then to reduce (in the order of the maturities of their respective Interest Periods) the Tranches of the Revolving Loan that are LIBOR Tranches.

     15.7. Transactions With Affiliates. Enter into or be a party to any transaction or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, or make any loans or advances to any Affiliate, except for the transactions contemplated in the Acquisition Agreement. If there is no Existing Default, however, Borrower may engage in the such transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate.

     15.8. No Breach of Material Agreements. Breach, violate, or be in default under any Material Agreement.

     15.9. Conflicting Agreements. Enter into any agreement, that would, if fully complied with by it, result in a Default or Event of Default either immediately or upon the elapsing of time.

     15.10. Fiscal Year.  Change its fiscal year.

     15.11. Transactions Having a Material Adverse Effect. Enter into any transaction which at the time has or is reasonably likely to have a Material Adverse Effect on Borrower.

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16.  Financial Covenants.


     16.1. Special Definitions. As used in this Section 16 and elsewhere in this Agreement, the following capitalized terms have the following meanings:

     "EBITDA" means, for any period of calculation, an amount equal to the sum of (i) net income, (ii) federal, state and local income tax expense, (iii) interest expense, (iv) depreciation and amortization expense, (v) losses on the sale or other disposition of assets, and (vi) extraordinary losses, minus (a) gains on the sale or other disposition of assets, and (b) extraordinary gains, all as accrued in such period.

     "Fixed Charges" means, for any period of calculation, an amount equal to the sum of (i) interest expense accrued in such period,
     (ii) federal, state and local income tax accrued in such period,
     (iii) all principal payments on the Revolving Loan required to be made as provided in Section 7.2, (iv) Capital Expenditures made during such period (excluding Capital Expenditures that Borrower is permitted to make under the proviso in Section 16.6 and (v) dividends paid in such period.

     "Funded Debt" means, at any date, the sum of, without duplication,
     (i) the amount of all notes payable in one year or less, (ii) the amount of the Indebtedness permitted under Section 15.2.4, (iii) the principal of all Indebtedness for borrowed money, including current maturities thereof, (iii) the unamortized capitalized amount of all Capital Leases and (iv) the amount of all Surety Obligations, all as of such date.

     "Surety Obligations" means the original amount of all outstanding standby and documentary letters of credit as to which Borrower is the account party, the face amount of all banker's acceptances with respect to which Borrower is obligated, and the original amount of all bank guaranties, surety bonds and similar instruments with respect to which Borrower is obligated.

     "Tangible Assets" means, at any date, all assets as determined in accordance with GAAP except: (a) deferred assets; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (d) unamortized debt discount and expense; and (e) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation.

     "Tangible Net Worth" means, at any date: (a) the book value (net of depreciation, obsolescence, amortization, valuation and other proper reserves determined in accordance with GAAP) at which Tangible Assets would be shown on a balance sheet at such date prepared in accordance with GAAP; less (b) the amount at which all liabilities (including reserves for contingencies and other potential liabilities) would be shown on such balance sheet in accordance with GAAP.

     16.2.  Minimum Fixed Charge Coverage.  The ratio of (i)
     Borrower's EBITDA to (ii) Fixed Charges, calculated at the end of each fiscal quarter of Borrower for the four fiscal quarters then ended, shall not be less than 1.00 to 1.00.

     16.3.  Minimum Tangible Net Worth.  Borrower's Tangible Net
     Worth as of the end of each fiscal quarter of Borrower ended after the Effective Date shall at no time be less than the lesser of (i) $5,500,000 or (ii) an amount equal to $4,300,000 plus 25% of the sum of all net income (but not any net loss) of Borrower for every fiscal quarter ended after the Effective Date

     16.4.  Maximum Funded Debt to EBITDA Ratio.  The ratio of
     Borrower's Funded Debt as of the end of any fiscal quarter of Borrower to Borrower's EBITDA for the four fiscal quarters then ended shall not be greater than 3.00 to 1.00.

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

     16.5. Minimum EBITDA. Borrower's EBITDA for any four consecutive fiscal quarters shall not be less than $10,000,000.

     16.6. Capital Expenditures. Borrower shall not make Capital Expenditures that in the aggregate exceed $3,500,000 in any one fiscal year of Borrower; provided, however, that, in addition to the Capital Expenditures permitted in the prior clause of this sentence, (i) Borrower may make Capital Expenditures prior to January 1, 1999, that total not more than $20,500,000 for acquiring and refitting the vessel Clipper Adventurer, and (ii) Borrower may make Capital Expenditures prior to January 1, 2000, that total not more than $20,000,000 for acquiring and refitting the vessel Oceanic Odyssey.

     16.7. Capital Leases. Borrower shall not be obligated as lessee under any Capital Leases except Capital Leases for capital assets whose aggregate cost if purchased would not have exceeded $3,000,000 in the aggregate.

17.  Default.

     17.1.  Events of Default.     Any one or more of the following
     shall constitute an Event of Default:

            17.1.1. Failure to Pay Principal or Interest. Failure by Borrower to make any principal or interest payment on the Revolving Loan when due under the Loan Documents.

            17.1.2. Failure to Pay Other Amounts Owed to
            Lender. Failure of Borrower to pay any of the Loan Obligations (other than principal or interest on the Revolving Loan) or any other amount owed to Lender within five days after notice from Lender that the same is due.

            17.1.3. Failure to Pay Amounts Owed to Other
            Persons. Failure of Borrower to make any payments aggregating $250,000 or more that are due on Indebtedness of Borrower to any Persons other than Lender which continue unwaived beyond any applicable grace periods specified in the documents evidencing such Indebtedness.

            17.1.4. Acceleration of Other Indebtedness. Any Obligation of Borrower (other than the Loan Obligations) for the payment of borrowed money in an amount over $250,000 becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or prepayment) prior to the original maturity thereof as a consequence of a default with respect thereto by Borrower.

            17.1.5. Representations or Warranties. Any representation or warranty made or deemed made by Borrower to Lender under any of the Loan Documents is discovered to have been false in any material respect when made.

            17.1.6. Certain Covenants. Failure of Borrower to comply with the covenants in Section 14.8, 14.12, or 14.15.

            17.1.7. Financial Covenants. Violation of any of the covenants in Section 16.

            17.1.8. Other Covenants. Failure of Borrower to comply with any of the provisions of any of the Loan Documents that are applicable to it (other than a failure which

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

            constitutes an Event of Default under any of Sections
            17.1.1 through 17.1.6) which is not remedied or waived in writing by Lender within 30 days after notice thereof from Lender to Borrower.

            17.1.9. Default Under Other Agreements. The occurrence of any default or event of default under any agreement to which Borrower is a party which continues unwaived beyond any applicable grace period provided therein and either
            (i) involves Obligations of Borrower greater than $250,000 or (ii) has or is reasonably likely to have a Material Adverse Effect on Borrower.

            17.1.10. Bankruptcy; Insolvency; Etc. Borrower (i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes a general assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of Borrower or any substantial part of its property; (iv) commences any proceeding relating to Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of ninety days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of 90 days; or (vi) takes any corporate action to authorize any of the foregoing.

            17.1.11. Judgments; Attachment; Etc. Any one or more judgments or orders is entered against Borrower or any attachment or other levy is made against the property of Borrower, including but not limited to the Collateral, with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of deductibles satisfactory to Lender) greater than $250,000 becomes final and non-appealable or if timely appealed is not fully bonded and collection thereof stayed pending the appeal.

            17.1.12. Pension Benefit Plan Termination, Etc. Any termination by the PBGC of a Pension Benefit Plan created or maintained by Borrower or an ERISA Affiliate of Borrower (if any) or the appointment by the appropriate United States District Court of a trustee to administer a Pension Benefit Plan created or maintained by Borrower or an ERISA Affiliate of Borrower (if any) or to liquidate any Pension Benefit Plan created or maintained by Borrower or an ERISA Affiliate of Borrower (if any); or any event, which constitutes grounds either for the termination of a Pension Benefit Plan created or maintained by Borrower or an ERISA Affiliate of Borrower (if any) by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate a Pension Benefit Plan created or maintained by Borrower or an ERISA Affiliate of Borrower, has occurred and is continuing for 30 days after Borrower has notice of any such event; or any voluntary termination of a Pension Benefit Plan created or maintained by Borrower or an ERISA

            Affiliate of Borrower (if any) which is a defined benefit pension plan as defined in Section 3(35) of ERISA while such defined benefit pension plan has an accumulated funding deficiency, unless Lender has been notified of such intent to voluntarily terminate such plan and Lender has given its consent and agreed that such event shall not constitute an Event of Default; or the plan administrator of a Pension Benefit Plan created of maintained by Borrower or an ERISA Affiliate of Borrower (if any) applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Lender determines that the substantial business hardship upon which the application for such waiver is based could subject Borrower or any ERISA Affiliate of Borrower to a liability in excess of $250,000.

            17.1.13. Liquidation or Dissolution. Borrower files a certificate of dissolution under applicable state law or is liquidated or dissolved, or has commenced against it any action or proceeding for its liquidation or dissolution, or takes any corporate action in furtherance thereof.

            17.1.14. Seizure of Assets. All or any material part of the property of Borrower, including but not limited to the Collateral, is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of Borrower is assumed by any Governmental Authority, unless the same is being contested in good faith by appropriate proceedings diligently pursued and a stay of enforcement is in effect.

            17.1.15. Racketeering Proceeding. There is filed against Borrower any civil or criminal action, suit or proceeding under any federal or state racketeering statute
            (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding is not dismissed within 120 days and could result in the confiscation or forfeiture of any of the Collateral or any material part of other property of Borrower.

            17.1.16. Loan Documents; Security Interests. Any Loan Document ceases to be in full force and effect or any Security Interest on any of the Collateral is not or ceases to be (other than as a result of voluntary release thereof by Lender) valid, perfected and prior to all other Security Interests (other than relevant Permitted Security Interests) or is terminated, revoked or declared void or invalid.

            17.1.17. Loss to Collateral. Any loss, theft, damage or destruction of any of the Collateral occurs which is not covered by insurance as required herein and has or is reasonably likely to have a Material Adverse Effect on Borrower.

            17.1.18. Material Adverse Change. There occurs any event which at the time or in a reasonably foreseeable time has or is reasonably likely to have a Material Adverse Effect on Borrower.

     17.2.  Rights and Remedies Upon an Event of Default.

            17.2.1. Cancellation of Commitments. Upon the occurrence of an Event of Default described in Section 17.1.10, the Commitments shall be deemed canceled without presentment, demand or notice of any kind. Upon any other Event of Default, and at any time thereafter, Lender may cancel the Commitments. Such cancellation may be without demand or notice of any kind, which Borrower expressly waives.

            17.2.2. Acceleration. Upon the occurrence of an Event of Default described in Section 17.1.10, all of the outstanding Loan Obligations shall automatically become immediately due

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

            and payable. Upon any other Event of Default, and at any time thereafter, Lender may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration in either case may be without presentment, demand or notice of any kind, which Borrower expressly waives.

            17.2.3. Right of Set-off. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, Lender is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by Lender to or for the credit or the account of Borrower, irrespective of whether or not Lender has made any demand under the Loan Documents and although such Loan Obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may otherwise have.

            17.2.4. Notice to Account Debtors. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, Lender may, without prior notice to Borrower, notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a Security Interest therein , and Lender may direct, or Borrower, at Lender's request, shall direct, any or all Account Debtors to make all payments upon the Accounts directly to Lender .

            17.2.5. Entry Upon Premises and Access to
            Information. Upon the occurrence of any Event of Default and acceleration of the Loan Obligations as provided herein, and at any time and from time to time thereafter, Lender may (i) enter any premises leased or owned by Borrower where any Personal Property Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower, or any other place or places where Personal Property Collateral is believed to be located, (ii) render Collateral usable or saleable,
            (iii) move movable Personal Property Collateral to the premises of Lender or any agent of Lender for such time as Lender may desire in order effectively to collect or liquidate such Personal Property Collateral; (iv) take possession of, and make copies and abstracts of, Borrower's original books and records, obtain access to Borrower's data processing equipment, computer hardware and software relating to any of the Collateral and, subject to any proprietary rights of third Persons, use all of the foregoing and the information contained therein in any manner Lender deems appropriate in connection with the exercise of Lender's rights; and (v) notify postal authorities to change the address for delivery of Borrower's mail to an address designated by Lender and to receive, open and process all mail addressed to Borrower.

            17.2.6. Borrower's Obligations. Upon the occurrence of an Event of Default and acceleration of the Loan Obligations as provided herein, Borrower shall, if Lender so requests, assemble all movable Personal Property Collateral and make it available to Lender at a place or places to be designated by Lender in its discretion.

            17.2.7. Exercise of Rights as Secured Party.  Upon an
            Event of Default and acceleration of the Loan Obligations as provided herein, and at any time and from time to time thereafter:

                    17.2.7.1. Lender may exercise any or all of its rights under the Ship Mortgages;

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

                    17.2.7.2. Lender may exercise any or all of its rights under the Collateral Assignments;

                    17.2.7.3. Lender may exercise any or all of its rights under the Security Agreement;.

                    17.2.7.4. Lender may exercise any or all of its rights under the other Security Documents, if any;

                    17.2.7.5. Lender may exercise any or all of its rights as a secured party under the UCC and any other applicable Law; and

                    17.2.7.6. Lender may sell or otherwise dispose of any or all of the Collateral at public or private sale in a commercially reasonable manner, for cash or credit, and after giving any notice as may be required by any applicable Law. Lender may postpone any such sale from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement at any adjourned sale without being required to give a new notice of sale, all as Lender deems advisable. Lender may become the purchaser at any such sale if permissible under applicable Law, and Lender may, in lieu of actual payment of the purchase price, offset the amount thereof against Borrower's Loan Obligations owing to Lender, and Borrower agrees that Lender has no obligation to preserve rights to Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

                             In connection with the advertising for sale,
                    selling, or otherwise realizing upon any of the Collateral securing the obligations of Borrower to Lender, Lender may use and is hereby granted a license to use, without charge or liability to Lender therefor, any of Borrower's labels, trade names, trademarks, trade secrets, service marks, patents, patent applications, licenses, certificates of authority, advertising materials, or any of Borrower's other properties or interests in properties of similar nature, to the extent that such use thereof is not prohibited by agreements under which Borrower has rights therein, and all of Borrower's rights under license, franchise and similar agreements shall inure to Lender's benefit.

            17.2.8. Miscellaneous. Upon the occurrence of an Event of Default and at any time thereafter, Lender may exercise any other rights and remedies available to Lender under the Loan Documents or otherwise available to Lender at law or in equity.

     17.3. Application of Funds. Any funds received by Lender with respect to the Loan Obligations after acceleration of the Loan Obligations as provided herein, including proceeds of Collateral, shall be applied as follows: (i) first, to reimburse Lender for any amounts due to Lender under Section 21.7; (ii) second, to reimburse to Lender all unreimbursed costs and expenses paid or incurred by Lender that are payable or reimbursable by Borrower hereunder; (iii) third, to reimburse to Lender all unreimbursed costs and expenses paid or incurred by Lender (including costs and expenses incurred by Lender as Lender that are not reimbursable as provided in the preceding clause) that are payable or reimbursable by Borrower hereunder; (iv) fourth, to payment of accrued and unpaid fees due under the Loan Documents and all other amounts due under the Loan Documents (other than the Revolving Loan and interest accrued

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

     thereon); (v) fifth, to payment of interest accrued on the Revolving Loan and to all Interest Hedge Obligations (if any), pro rata; (vi) sixth, to payment of the Revolving Loan and all remaining Interest Hedge Obligations (if any), pro rata; and
     (vii) seventh, to payment of the other Loan Obligations. Any amounts remaining after the application of funds and proceeds as provided in this Section shall be paid to Borrower, or to such other Persons as are legally entitled thereto.

     17.4. Limitation of Liability; Waiver. Lender shall not be liable to Borrower as a result of any commercially reasonable possession, repossession, collection or sale by Lender of Collateral; and Borrower hereby waives all rights of redemption from any such sale and the benefit of all valuation, appraisal and exemption laws. If Lender seeks to take possession of any of the Collateral by replevin or other court process after an Event of Default, Borrower hereby irrevocably waives (i) the posting of any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession, (ii) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof, (iii) any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment, and (iv) to the extent permitted by applicable law, all rights to notice and hearing prior to the exercise by Lender of its right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing. Lender shall not have any obligation to preserve rights to the Collateral or to marshall any Collateral for the benefit of any Person.

     17.5. Notice. Any notice of intended action required to be given by either Lender (including notice of a public or private sale of Collateral), if given as provided in Section 22.1 at least 10 days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower.

18.  Changes in Circumstances.

     18.1.  Compensation for Increased Costs and Reduced Returns;
     Capital Adequacy.

            18.1.1. Increased Costs or Reduced Returns to Lender.
            If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Lender (or the Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental
            Authority:

               18.1.1.1.   subjects Lender (or the Lending Office)
               to any Tax with respect to any LIBOR Tranche or its obligation to make any Advance that will be a LIBOR Tranche, or change the basis of taxation of any amounts payable to Lender (or the Lending Office) under this Agreement in respect of any LIBOR Tranche (other than Taxes imposed on the overall net income of Lender by the jurisdiction in which Lender has its principal office or the Lending Office);

               18.1.1.2. imposes, modifies, or deems applicable any reserve, special deposit, assessment, compulsory loan or similar requirement (other than the Reserve Requirement) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, Lender (or the Lending Office), including the Commitments of Lender hereunder; or

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               18.1.1.3.   imposes on Lender (or the Lending
               Office), or the London interbank market, any other condition affecting this Agreement, the Commitments or any of the Loan Obligations;

               and the result of any of the foregoing is to increase the cost to Lender (or the Lending Office) of making, converting into, continuing, or maintaining any Tranches or to reduce any sum received or receivable by Lender (or the Lending Office) under this Agreement or any of the other Loan Documents with respect to a Trance, then Borrower shall pay to Lender on demand such amount or amounts as will compensate Lender for such increased cost or reduction. If Lender requests compensation by Borrower under this Section Borrower may, by notice to Lender, suspend the obligation of Lender to make Advances that will become, or continue, Tranches of the type with respect to which such compensation is requested, or to convert Tranches of any other type into Tranches of such type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 18.5 shall be applicable); provided, however, that such suspension shall not affect the right of Lender to receive the compensation so requested.

            18.1.2. Capital Adequacy. If at any time after the date hereof Lender determines that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of Lender's obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

            18.1.3. Notice to Borrower. Lender shall promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section 18.1 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to it. If Lender claims compensation under this Section, Lender will furnish to Borrower a statement stating the additional amount or amounts to be paid to it hereunder, which shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

     18.2. Limitations on LIBOR Tranches. If on or prior to the first day of any Interest Period for any LIBOR Tranche:

            18.2.1. Lender determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

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

            18.2.2. Lender determines (which determination shall be conclusive) that the LIBO Rate will not adequately and fairly reflect the cost to Lender of funding LIBOR
            Tranches for such Interest Period;

            then Lender will give Borrower prompt notice thereof, and while such condition remains in effect, Lender will have no obligation to make additional Advances that will be LIBOR Tranches, to continue LIBOR Tranches, or to convert Alternate Base Rate Tranches into LIBOR Tranches.

     18.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for Lender or the Lending Office to make Advances that will be LIBOR Tranches or maintain LIBOR Tranches hereunder, then Lender shall promptly notify Borrower thereof and Lender's obligation to do so or to convert Alternate Base Rate Tranches into LIBOR Tranches shall be suspended until such time as Lender may again do so, and Lender's outstanding LIBOR Tranches shall be converted into Alternate Base Rate Tranches in accordance with Section 18.5.

     18.4. Compensation. Upon the request of Lender, Borrower shall pay to Lender such amount or amounts as will be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

            18.4.1. any payment, prepayment, or conversion of a LIBOR Tranche for any reason (including, without limitation, the acceleration of the Revolving Loan pursuant to the terms hereof) on a date other than the last day of the Interest Period for such LIBOR Tranche; or

            18.4.2. any failure by Borrower for any reason (other than pursuant to Section 18.2 or 18.3) to take an Advance that is requested to be a LIBOR Tranche or to convert, continue, or prepay a LIBOR Tranche on the date therefor specified in the relevant request for an Advance or notice of prepayment, continuation, or conversion under this Agreement.

            If Lender claims compensation under this Section 18.4, Lender shall furnish a certificate to Borrower that states the amount to be paid to it hereunder and includes a description in reasonable detail of the method used by Lender in calculating such amount. Borrower shall have the burden of proving that the amount of any such compensation calculated by Lender is not correct. Any compensation payable by Borrower to Lender under this Section shall be payable without regard to whether Lender has funded any Advance or LIBOR Tranche through the purchase of deposits in an amount or of a maturity corresponding to the deposits used as a reference in determining the LIBO Rate as provided herein.

     18.5. Treatment of Affected Tranches. If the obligation of Lender to make an Advance that will be a LIBOR Tranche or to continue any LIBOR Tranche or to convert any Alternate Base Rate Tranche into a LIBOR Tranche shall be suspended pursuant to
     Section 18.2 or 18.3, each such Tranche shall be automatically and immediately converted into an Alternate Base Rate Tranche on the last day of its Interest Period (or, in the case of a conversion required by Section 18.3, on such earlier date as Lender may specify to Borrower). Unless and until Lender gives notice as provided below that the circumstances specified in Section 18.2 or
     18.3 that gave rise to such conversion no longer exist:

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

            18.5.1. to the extent that such Tranches have been so converted, all payments and prepayments of principal that would otherwise be applied to such Tranches shall continue to be made and applied as provided for herein; and

            18.5.2. all Advances by Lender that would otherwise become LIBOR Tranches and all LIBOR Tranches that would otherwise be continued by Lender as LIBOR Tranches shall become or be continued instead as Alternate Base Rate Tranches, and all Alternate Base Rate Tranches that would otherwise be converted into LIBOR Tranches shall be converted instead into (or shall remain as) Alternate Base Rate Tranches.

            Lender shall give prompt notice to Borrower if and when the circumstances specified in Section 18.2 or 18.3 that gave rise to the conversion of such Tranches pursuant to this Section 18.5 no longer exist.

19.  Taxes.

     19.1. Gross-Up. All payments by Borrower to or for the account of Lender hereunder or under any other Loan Document shall be made free and clear of and without deduction for all present or future Taxes, excluding franchise Taxes and Taxes imposed on Lender's net income, by the jurisdiction under the Laws of which Lender is organized or the Lending Office is located or any political subdivision thereof. If Borrower is required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Lender, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. In addition, Borrower agrees to pay any and all present or future Impositions. "Impositions" include stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from the Loan Obligations, any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, the Loan Obligations, this Agreement or any other Loan Document. Borrower agrees to indemnify Lender for the full amount of all Impositions and Taxes, excluding franchise Taxes and Taxes imposed on Lender's net income, (including any such Taxes or Impositions imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Within thirty days after the date of any payment of Taxes, Borrower shall furnish Lender the original or a certified copy of a receipt evidencing such payment.

     19.2. Lender's Undertaking. If Borrower is required to pay additional amounts to or for the account of Lender pursuant to
     Section 19.1, then Lender will use reasonable efforts to change the jurisdiction of the Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of Lender, is not otherwise disadvantageous to Lender.

20. Usury Limitations. Notwithstanding any provisions to the contrary in Section 4 or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this Section 20, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is

                                37
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

paid or becomes payable before its originally scheduled Maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) if the outstanding Loan Obligations have not been accelerated as provided in Section 17.2.2, any such excess interest that has been paid by Borrower shall be refunded;
(iii) if the outstanding Loan Obligations have been accelerated as provided in Section 17.2.2, any such excess that has been paid by Borrower shall be applied to the Loan Obligations as provided in Section 17.3; and (iv) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law.

21.  General.

     21.1. Lender's Right to Cure. Lender may from time to time, in its absolute discretion, for Borrower's account and at Borrower's expense, pay any amount or do any act required of Borrower under the Loan Documents or requested by Lender to preserve, protect, maintain or enforce the Loan Obligations, the Collateral or Lender's Security Interests therein, and which Borrower fails to pay or do, including payment of any judgment against Borrower, insurance premium, Taxes or assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other Security Interest upon or with respect to the Collateral. All payments that Lender makes pursuant to this Section and all out-of-pocket costs and expenses that Lender pays or incurs in connection with any action taken by them hereunder shall be a part of the Loan Obligations, the repayment of which shall be secured by the Collateral. Any payment made or other action taken by Lender pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lender's other rights and remedies with respect thereto.

     21.2. Rights Not Exclusive. Every right granted to Lender hereunder or under any other Loan Document or allowed to them at law or in equity shall be deemed cumulative and may be exercised from time to time.

     21.3. Survival of Agreements. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Note and other Loan Documents and the making of every Advance. All agreements, obligations and liabilities of Borrower under the Loan Documents concerning the payment of money to Lender, including Borrower's obligations under Sections 21.6 and 21.7, but excluding the obligation to repay the Revolving Loan and interest accrued thereon, shall survive the repayment in full of the Revolving Loan and interest accrued thereon, the return of the Note to Borrower, and the termination or cancellation of the Commitments.

     21.4. Sale of Participations. Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement provided that the terms of sale satisfy the following requirements:

            21.4.1. Lender's obligations under this Agreement shall remain unchanged.

            21.4.2. Lender shall remain solely responsible to the other parties hereto for the performance of such obligations.

            21.4.3. Lender shall remain the holder of the Note for the purpose of this Agreement.

            21.4.4. Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and with

                                38
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

            regard to Advances and payments to be made under this Agreement. Participation agreements between Lender and its participants may, however, provide that Lender will obtain the approval of such participant prior to Lender agreeing to any amendment or waiver of any provisions of this Agreement which would (i) extend the maturity of the Note, (ii) reduce the interest rate on the Revolving Loan, (iii) increase any of the Commitments of Lender, or
            (iv) release all or any substantial part of the Collateral other than in accordance with the terms of the Loan Documents.

            The sale of any such participations which require
            Borrower to file a registration statement with the SEC or under the securities laws of any state shall not be permitted.

     21.5. Assignments to Affiliates. Lender may assign all or any portion of its interest in the Revolving Loan to its Affiliates without the acceptance or consent of Lender or Borrower, and may assign all or any portion of its interest in the Revolving Loan to the Federal Reserve Bank without acceptance or approval of Borrower.

     21.6. Payment of Expenses. Borrower agrees to pay or reimburse to Lender all of Lender's out-of-pocket costs incurred in connection with Lender's due diligence review before execution of the Loan Documents; the negotiation and preparation of the commitment letters and the Loan Documents; the perfection of any Lender's Security Interest in any Collateral; the interpretation of any of the Loan Documents; the enforcement of Lender's rights and remedies under the Loan Documents after a Default or Event of Default; any amendment of or supplementation to any of the Loan Documents; and any waiver, consent or forbearance with respect to any Default or Event of Default. Borrower further agrees to pay or reimburse to Lender all of Lender's out-of-pocket costs incurred in connection with the enforcement of Lender's rights and remedies under the Loan Documents after a Default or Event of Default. Out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred: title insurance fees and premiums; the cost of searches for Security Interests existing against Borrower; recording and filing fees; fees for all required appraisals; environmental consultant fees; litigation costs; and all attorneys' and paralegals' expenses and reasonable fees. Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges. Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving Lender and Borrower, including proceedings under the Federal Bankruptcy Code. All costs which Borrower is obligated to pay or reimburse to Lender are Loan Obligations payable to Lender, secured by the Collateral, and are payable on Lender's demand.

     21.7.  General Indemnity.

            21.7.1. Borrower shall indemnify and hold harmless Lender and its directors, officers, employees, agents, and representatives (the "Indemnified Parties") for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties in connection with, arising out of, based upon or otherwise involving or resulting from any threatened, pending or completed action, suit, investigation or other proceeding by, against or otherwise involving the Indemnified
            Parties and in any way dealing with,


                                39
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
            relating to or otherwise involving this Agreement, any of the other Loan Documents, or any transaction contemplated hereby or thereby, except to the extent that they arise from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties. Borrower shall indemnify and hold harmless the Indemnified Parties for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' and consultant fees and expenses, investigation and laboratory fees, removal, remedial, response and corrective action costs, and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties as a result of the manufacture, storage, transportation, release or disposal of any Hazardous Material on, from, over or affecting any of the Collateral or any of the assets, properties, or operations of Borrower or any predecessor in interest, directly or indirectly, except to the extent that they arise from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties.

            21.7.2.   The obligations of Borrower under this Section
            21.7 shall survive the termination or cancellation of the Commitments, the payment and satisfaction of all of the Loan Obligations, and the release of the Collateral.

            21.7.3. To the extent that any of the indemnities required from Borrower under this Section are unenforceable because they violate any Law or public policy, Borrower shall pay the maximum amount which it is permitted to pay under applicable Law.

     21.8. Loan Records. The date and amount of all Advances and payments of amounts due from Borrower under the Loan Documents will be recorded in the records that Lender normally maintains for such types of transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Revolving Loan and other amounts payable under the Loan Documents. Borrower shall have the burden of proving that Lender's records are not correct. Borrower agrees that Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument. Any statement that Lender provides to Borrower of Advances, payments, and other transactions pursuant to this Agreement shall be deemed correct, accurate and binding on Borrower and an account stated (except for reversals and reapplications of payments as provided in Section 8.4 and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

     21.9. Other Security and Guaranties. Lender may, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Security Interest in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person in any way obligated to pay all or any part of the Loan Obligations.

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

22.  Miscellaneous.

     22.1. Notices. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or two days after being deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this paragraph. No notice given to or demand made on Borrower by any Lender in any instance shall entitle Borrower to notice or demand in any other instance.

     22.2. Amendments, Waivers and Consents. Unless otherwise provided herein, no amendment to or waiver of any provision of this Agreement, or of any of the other Loan Documents, nor consent to any departure by Borrower herefrom or therefrom, shall be effective unless it is in writing and signed by authorized officers of Borrower and Lender. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. No failure by any Lender to exercise, and no delay by any Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege. Each and every right granted to Lender hereunder or under any other Loan Document or other document delivered hereunder or in connection with this Agreement or allowed to them at law or in equity shall be deemed cumulative and may be exercised from time to time.

     22.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Note and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. With respect to Borrower's successors and assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower.

     22.4. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     22.5. Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

     22.6. Governing Law; No Third Party Rights. This Agreement, the other Loan Documents and the Note and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions; except that the provisions of the Loan Documents pertaining to the creation or perfection of Security Interests or the enforcement of the rights of

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

     Lender in Collateral located in states other than Missouri, if any, and other related matters subject to the law of such states, shall be governed by the laws of such States. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     22.7. Counterpart Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

     22.8. No Other Agreements. There are no other agreements between Lender and Borrower, oral or written, concerning the subject matter of the Loan Documents, and all prior agreements concerning the same subject matter, including the Commitment Letter, are merged into the Loan Documents and thereby extinguished.

     22.9. Incorporation By Reference. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

     22.10. Negotiated Transaction. Borrower and Lender represent one to the other that in the negotiation and drafting of this Agreement they have been represented by and have relied upon the advice of counsel of their choice. Borrower and Lender affirm that their counsel have both had substantial roles in the drafting and negotiation of this Agreement and, therefore, this Agreement shall be deemed drafted by both Borrower and Lender, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter shall not be employed in the interpretation of this Agreement.

     22.11. Mandatory Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this instrument or any other document evidencing or securing the loan transaction herein involved, or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), as promulgated from time to time by the Rules Of Practice And Procedure for The Arbitration Of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc., predecessor in interest to Endispute, Inc., doing business as "J.A.M.S./ENDISPUTE" and the "special rules" set forth below. In the event of any inconsistency, the special rules shall control. judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to such document may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

            22.11.1. Special Rules. The arbitration shall be conducted in the City or County of St. Louis, Missouri and administered by J.A.M.S./ENDISPUTE who will appoint an arbitrator; if J.A.M.S./ENDISPUTE is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) calendar days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) calendar days.

            22.11.2. Reservation Of Rights. Nothing in this agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this note; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. SEC. 91 or any substantially equivalent state law; or (iii) limit the right of Lender (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this note. At Lender's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following:
            the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any controversy or claim.

23. Choice of Forum. WITHOUT INTENDING TO ALTER OR LIMIT THE PROVISIONS OF SECTION 22.11, SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER AND LENDER HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE EASTERN DISTRICT OF MISSOURI, AND THE STATE COURTS OF MISSOURI LOCATED IN ST. LOUIS COUNTY OR THE CITY OF ST. LOUIS, MISSOURI, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN LENDER AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, REAL ESTATE OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

24. Service of Process. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL

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

HAVE BEEN SO DEPOSITED IN THE U.S. MAILS CERTIFIED OR REGISTERED.
NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

25. Jury Trial. BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

26.  Statutory Notice.  The following notice is given pursuant to
Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan
Documents:

     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.



                  [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers as of the date first above written.


     INTRAV, INC.                           NATIONSBANK, N.A.
     by its Executive Vice President and    by its Senior Vice President
     Chief Financial Officer



     /s/ Wayne L. Smith, II                        /s/ Keith M. Schmelder
     -----------------------------------    -----------------------------------
             Wayne L. Smith, II                    Keith M. Schmelder

     Notice Address:                        Notice Address:

     7711 Bonhomme Avenue                   800 Market Street
     St. Louis, MO  63105                   St. Louis, MO 63101
                                            Attn: Keith M. Schmelder
     FAX # 314-727-2533                     Mail Code M01-800-12-01
     TEL # 314-727-0500
                                            FAX # 314-466-7783
                                            TEL # 314-466-6642

                             EXHIBIT 2.1
                             -----------

                 GLOSSARY AND INDEX OF DEFINED TERMS

"Account Debtor": the obligor on any Account.

"Account": as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person.

"Adjusted LIBO Rate": for any LIBO Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Lender to be equal to the quotient obtained by dividing (a) the LIBO Rate for such LIBO Tranche for such Interest Period by (b) the result of subtracting from one the Reserve Requirement for such LIBO Tranche for such Interest Period expressed as a decimal.

"Advance Date": the date when an Advance is requested by Borrower to be made as provided herein, or in the case of the initial Advance, the date when such Advance is made.

"Advance": an advance to Borrower under the Revolving Commitment.

"Affiliate": with respect to any Person, (a) any other Person who is a partner, director, officer or stockholder of such Person; and (b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer or stockholder of such other Person described. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities having the power to vote in an election of directors of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

"Alternate Base Rate Tranche": a Tranche on which interest accrues at the Alternate Base Rate.

"Alternate Base Rate" is defined in Section 4.2.

"Acquisition Agreement": the Agreement for Purchase and Sale of Stock by and among Intrav, Inc., Clipper Cruise Line, Inc., Republic Cruise Line, Inc., Liberty Cruise Line, Inc. Clipper Adventure Cruises, Inc., and Windsor, Inc. date November 13, 1996.

"Assigned Collateral": any tangible or intangible property of Borrower, now owned or hereafter acquired, other than the Real Property
Collateral, the Real Property Leased Collateral and the Personal
Property Collateral in which Lender holds or will hold a Security
Interest under a Collateral Assignment to secure payment or performance of any of the Loan Obligations as required or contemplated under Section 9.3, and all proceeds thereof.

"Borrowing Officer": each officer of Borrower who is authorized to submit a request for an Advance or the issuance of a Letter of Credit.

"Business Day": a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of either the United States or the States of Missouri.

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

"Capital Expenditure": an expenditure for an asset that must be depreciated or amortized under GAAP, for goodwill, or for any asset that under GAAP must be treated as a capital asset, including payments under Capital Leases. An expenditure for purposes of this definition includes any deferred or seller financed portion of the purchase price of an asset and the original capitalized amount of a Capital Lease.

"Capital Lease": any lease that has been or should be capitalized under GAAP.

"Charter Documents": the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; the articles of organization of a limited liability company; or the indenture of a trust.

"Clipper Acquisition Contingency": the aggregate amount, if any, that Borrower is required to pay to Windsor, Inc. or to its order or assigns under that certain Promissory Note of Borrower dated December 31, 1996, payable to the order of Windsor, Inc. in a principal amount not to exceed $3,000,000, as the same may from time to time be amended, modified, extended or renewed.

"Code": the Internal Revenue Code of 1986 and all regulations thereunder of the IRS.

"Collateral Assignment": any of the collateral assignments required or contemplated under Section 9.3 to be executed and delivered to Lender.

"Collateral": all of the Real Property Leased Collateral, Personal Property Collateral, Assigned Collateral and other property in which Lender has a Security Interest to secure payment or performance of the Loan Obligations.

"Commitments": the Revolving Commitment and the Letter of Credit
Commitment.

"Contract": any contract, note, bond, indenture, deed, mortgage, deed of trust, security agreement, pledge, hypothecation agreement, assignment, or other agreement or undertaking, or any security.

"Conversion Date" is defined in Section 4.4.

"Default": any of the events listed in Section 17.1 of this Agreement, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

"Disclosure Schedule": the Disclosure Schedule of Borrower attached hereto as Exhibit 12.

"DOL": the United States Department of Labor.

"Dollars": and the sign "$", lawful money of the United States.

"EBITDA" is defined in Section 16.1.

"Effective Date": the date when this Agreement is effective as provided in Section 1.

"Employment Law": ERISA, the Occupational Safety and Health Act, the Fair Labor Standards Act, or any other Law pertaining to the terms or conditions of labor or safety in the workplace or discrimination or sexual harassment in the workplace.

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

"Encumbrance": as to any item of real or personal property, any easement, right-of-way, license, condition, or restrictive covenant, or zoning or similar restriction, that is not a Security Interest but is enforceable by any Person other than the record owner of such property.

"Environmental Law": the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Clean Air Act, or any other Law pertaining to environmental quality or remediation of Hazardous Material.

"EPA": the United States Environmental Protection Agency.

"ERISA Affiliate": as to any Person, any trade or business (irrespective of whether incorporated) which is a member of a group of which such Person is a member and thereafter treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code or applicable Treasury
Regulations.

"ERISA": the Employee Retirement Income Security Act of 1974.

"Event of Default": any of the events listed in Section 17.1 of this Agreement as to which any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

"Execution Date": the date when this Agreement has been executed.

"Existing Default": a Default which has occurred and is continuing, or an Event of Default which has occurred, and which has not been waived in writing by Lender.

"Financial Statements": financial statements of Borrower that are furnished to Lender as required in Section 14.12 of this Agreement.

"Fixed Charges" is defined in Section 16.1.

"FRB": the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

"Funded Debt" is defined in Section 16.1.

"GAAP": those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

"Governmental Authority": the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgements are enforceable by or within the territory of any of the foregoing.

"Hazardous Material": any hazardous, radioactive, toxic, solid or special waste, material, substance or constituent thereof, or any other such substance (as defined under any applicable law or regulation), including asbestos. "Hazardous Material" does not include materials or products containing hazardous constituents which are not considered to be waste under the applicable Environmental Law or which are considered to be waste but are transported, handled or disposed of in accordance with the applicable Environmental Law, and does not include asbestos which is not friable.

"Indebtedness": as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money;
(ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder;
(v) with respect to which there is any Security Interest in any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; or (ix) to pay interest or fees with respect to any of the foregoing.

"Indemnified Parties" is defined in Section 21.7.1.

"Indirect Obligation": as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Security Interest in any property of such Person that secures any Obligation of another Person,
(c) any enforceable contractual requirement that such Person
(i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, (iv) grant a Security Interest in any property of such Person to secure any Obligation of another Person, or (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; and
(d) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term "Indirect Obligation" does not, however, include the indorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

"Initial Financial Statements": the financial statements of Borrower referred to in Section 12.13.

"Insurance/Condemnation Proceeds": insurance proceeds payable as a consequence of damage to or destruction of any of the Collateral and proceeds payable as a consequence of condemnation or sale in lieu of condemnation of any of the Collateral.

"Intellectual Property": as to any Person, any domestic or foreign patents or patent applications of such Person, any inventions made or owned by such Person upon which either domestic or foreign patent applications have not yet been filed, any domestic or foreign trade names or trademarks of such Person, any domestic or foreign trademark registrations or applications filed by such Person, any domestic or foreign service marks of such Person, any domestic or foreign service mark registrations and applications by such Person, any domestic or foreign copyrights of such Person, and any domestic or foreign copyright registrations or applications by such Person.

"Interest Hedge Obligation": any obligations of Borrower to Lender under an agreement or agreements between Borrower and Lender, whenever entered into, under which the exposure of Borrower to fluctuations in interest rates is effectively limited, whether in the form of one or more interest rate cap, collar, or corridor agreements, interest rate swaps, or the like, or options therefor.

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

"Interest Period": the period during which a particular Adjusted LIBOR Rate applies to a Tranche of the Revolving Loan, as selected by Borrower as provided in Section 4.2.

"Inventory": goods owned and held by a Person for sale, lease or resale or furnished or to be furnished under contracts for services, and raw materials, goods in process, materials, component parts and supplies used or consumed, or held for use or consumption in such Person's business.

"Investment": (a) a loan or advance of money or property to a Person,
(b) stock or other equity interest in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock or other equity interest in such Person, or (d) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

"IRS": the Internal Revenue Service.

"Law": any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

"Lender": NationsBank, N.A.

"Lending Office": the office of Lender at 800 Market Street, St. Louis, Missouri, 63101, or such other address as Lender may designate from time to time by notice to Borrower in accordance with the terms of Section 22.1.

"Letter of Credit Commitment": the commitment of Lender to issue letters of credit as provided in Section 3.2.

"Letter of Credit Exposure": the undrawn amount of all outstanding Letters of Credit issued by Lender under the Letter of Credit Commitment plus all unreimbursed amounts drawn on such Letters of Credit.

"Letter of Credit Fee" is defined in Section 5.3.

"LIBO Rate": the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%), as determined by Lender appearing, in the case of a LIBOR Tranche denominated in Dollars, on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate for a LIBOR Tranche denominated in dollars is not available, the term "LIBO Rate" shall mean, for any LIBOR Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

"LIBOR Tranche": a Tranche on which interest accrues at the Adjusted
LIBO Rate.

"Loan Documents": this Agreement, the Note, the Security Documents and all other agreements, certificates, documents, instruments and other writings executed in connection herewith.

"Loan Obligations": all of Borrower's Indebtedness owing to Lender under the Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations of Borrower to Lender with respect

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
to the Letter of Credit Exposure, all other obligations and liabilities of Borrower to Lender under the Loan Documents and all Interest Hedge Obligations (in each case including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, including but not limited to the obligation of Borrower to repay future advances by Lender, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower and Lender in the Loan Documents.

"Material Adverse Effect": as to any Person and with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition, property, or business prospects of such Person taken as a whole, or the value of the Collateral, or the ability of such Person to timely pay or perform such Person's Obligations generally, or in the case of Borrower specifically, the ability of Borrower to pay or perform any of Borrower's Obligations to Lender.

"Material Agreement": as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached, would have a Material Adverse Effect on such Person.

"Material Law": any Law whose violation by a Person would have a Material Adverse Effect on such Person.

"Material License": (i) as to any Person, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made would have a Material Adverse Effect on Borrower, and (ii) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

"Material Obligation": as to any Person, an Obligation of such Person which if not fully and timely paid or performed would have a Material Adverse Effect on such Person.

"Material Proceeding": any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves a Covered Person as a party or any property of Covered Person, and would have a Material Adverse Effect on a Covered Person if adversely determined, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Advance, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents, (iii) which involves the actual or alleged breach or violation by a Covered Person of, or default by a Covered Person under, any Material Agreement, or (iv) which involves the actual or alleged violation by a Covered Person of any Material Law.

"Maturity Date": the date specified in Section 6.1.

"Maturity": as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

"Maximum Available Amount" is defined in Section 3.1.2.

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"Multi-employer Plan": a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

"Note": The Note executed and delivered to Lender as required in Section
3.1.3.

"Notice of Conversion/Continuation" is defined in Section 4.4.

"Obligation": as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

"Operating Lease": any lease that is not a Capital Lease.

"Origination Fee" is defined in Section 5.1.

"PBGC": the Pension Benefit Guaranty Corporation.

"Pension Benefit Plan": any pension or profit-sharing plan which is covered by Title I of ERISA and all other benefit plans and in respect of which a Person or a Commonly Controlled Entity of such Person as an "employer" as defined in Section 3(5) of ERISA.

"Permitted Indebtedness": Indebtedness that Borrower is permitted under
Section 15.2 to incur, assume, or allow to exist.

"Permitted Security Interests": Security Interests that Borrower is permitted under Section 15.4 to create, incur, assume, or allow to exist.

"Person": any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, limited liability partnership, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term Person includes
Borrower.

"Personal Property Collateral": all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles, and other personal property and Fixtures of Borrower, whether now owned or hereafter acquired, in which Lender holds or will hold a Security Interest under the Security Agreement to secure the payment or performance of any of the Loan Obligations as required or contemplated in Section 9.2, and all proceeds thereof.

"Prime Rate": the per annum interest rate designated from time to time by Lender as its "prime rate", which is a reference rate and does not necessarily represent the lowest or best rate charged to any customer of Lender.

"Real Property Lease Collateral": all leases of real property under which Borrower is a tenant or lessee and which are assigned or will be assigned to Lender to secure the payment or performance of any of the Loan Obligations as required or contemplated under Section 9.3 and all income therefrom and proceeds thereof.

"Regulation D", "Regulation G", and Regulation U": respectively,
Regulation D issued by the FRB, Regulation G issued by the FRB, and Regulation U issued by the FRB.

"Reportable Event": a reportable event as defined in Title IV of ERISA or the regulations thereunder.

"Responsible Officer": as to any Person that is not an individual, partnership or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, the Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit; as to any partnership, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership's business; and as to any trust, any individual who is a trustee.

"Revolving Commitment":  the commitment of Lender as stated in Section
3.1.1 to make Advances.

"Revolving Loan": the from time to time outstanding principal balance of all the Advances.

"Security Agreement": any security agreement required or contemplated under Section 9.2 to be executed and delivered to Lender, and all amendments, restatements, and replacements thereof.

"Security Documents": all of the documents required or contemplated to be executed and delivered to Lender under Section 9, and any similar documents at any time executed and delivered to Lender, by Borrower or any other Person to secure payment or performance of any of the Loan Obligations, and all amendments, restatements, and replacements thereof.

"Security Interest": as to any item of tangible or intangible property, any interest therein or right with respect thereto that secures an Obligation or Indirect Obligation, whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

"Ship Mortgage": any ship mortgage required or contemplated under
Section 9.1 to be executed and delivered to Lender.

"Ship Mortgage Act": 46 U.S.C. Chap. 313, as amended.

"Solvent": as to any Person, such Person not being "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA") or Section 428.014 of the Missouri Revised Statutes, (ii) such Person not having unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA or Section 428.024 of the Missouri Revised Statutes, and (iii) such Person not being unable to pay such Person's debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 428.024 of the Missouri Revised Statutes.

"Subsidiary": as to any Person, a corporation with respect to which more than 50% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person.

"Surety Obligations" is defined in Section 16.1.

"Tangible Assets" is defined in Section 16.1.

"Tangible Net Worth" is defined in Section 16.1.

"Tax": as to any Person, any tax, assessment, fee, or other charge levied by a Governmental Authority on the income or property of such Person, including any interest or penalties thereon, and which is payable by such Person.

"this Agreement": this document (including every document that is stated herein to be an appendix, exhibit or schedule hereto, whether or not physically attached to this document).

"Tranche": any portion of a Loan, or an entire Loan if applicable, on which interest accrues at a particular rate as selected by Borrower as provided herein.

"UCC": the Uniform Commercial Code as in effect from time to time in the State of Missouri or such other similar statute as in effect from time to time in Missouri or any other appropriate jurisdiction.

"United States": when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

"Unused Revolving Commitment" is defined in Section 5.2.

"Vessels": the vessels in which Lender is to have a Security Interest under the Ship Mortgages as provided in Section 9.

"Welfare Benefit Plan": any plan described by Section 3(1) of ERISA.


                     TABLE OF CONTENTS

1.  Effective Date.. . . . . . . . . . . . . . . . . . . . .1
2.  Definitions and Rules of Construction. . . . . . . . . .1
    2.1. Listed Definitions. . . . . . . . . . . . . . . . .1
    2.2. Other Definitions.. . . . . . . . . . . . . . . . .1
    2.3. References to Covered Persons.. . . . . . . . . . .1
    2.4. Accounting Terms. . . . . . . . . . . . . . . . . .1
    2.5. Meaning of Satisfactory.. . . . . . . . . . . . . .1
    2.6. Computation of Time Periods.. . . . . . . . . . . .1
    2.7. General.. . . . . . . . . . . . . . . . . . . . . .2
3.  Lender's Commitments.. . . . . . . . . . . . . . . . . .2
    3.1. Revolving Commitment. . . . . . . . . . . . . . . .2
         3.1.1.   Advances.. . . . . . . . . . . . . . . . .2
         3.1.2.   Limitation on Advances.. . . . . . . . . .2
         3.1.3.   Note.. . . . . . . . . . . . . . . . . . .3
    3.2.     Letter of Credit Commitment . . . . . . . . . .3
4.  Interest; Yield Protection.. . . . . . . . . . . . . . .3
    4.1. Multiple Tranches Permitted.. . . . . . . . . . . .3
    4.2. Alternative Rates and Interest Periods. . . . . . .3
    4.3. LIBOR Increments. . . . . . . . . . . . . . . . . .4
    4.4. Conversion of Loan. . . . . . . . . . . . . . . . .4
    4.5. Time of Accrual.. . . . . . . . . . . . . . . . . .4
    4.6. Computation.. . . . . . . . . . . . . . . . . . . .4
    4.7. Rate After Maturity.. . . . . . . . . . . . . . . .5
5.  Fees.. . . . . . . . . . . . . . . . . . . . . . . . . .5
    5.1. Origination Fee.. . . . . . . . . . . . . . . . . .5
    5.2. Commitment Fee. . . . . . . . . . . . . . . . . . .5
    5.3. Letter of Credit Fees.. . . . . . . . . . . . . . .5
6.  Scheduled Payments.. . . . . . . . . . . . . . . . . . .5
    6.1. Maturity Date.. . . . . . . . . . . . . . . . . . .5
    6.2. Interest Payments Before Maturity Date. . . . . . .5
7.  Prepayments. . . . . . . . . . . . . . . . . . . . . . .6
    7.1. Voluntary Prepayments.. . . . . . . . . . . . . . .6
    7.2. Mandatory Prepayments.. . . . . . . . . . . . . . .6
8.  Manner of Payments and Timing of Application of
      Payments . . . . . . . . . . . . . . . . . . . . . . .6
    8.1.  Payment Requirement. . . . . . . . . . . . . . . .6
    8.2.  Application of Payments and Proceeds . . . . . . .6
    8.3.  Returned Instruments . . . . . . . . . . . . . . .6
    8.4.  Compelled Return of Payments or Proceeds . . . . .7
    8.5.  Due Dates Not on Business Days . . . . . . . . . .7
    8.6.  Advances on Borrower's Request . . . . . . . . . .7
    8.7.  Lender's Right to Make Other Advances. . . . . . .7
          8.7.1.   Payment of Loan Obligations . . . . . . .7
          8.7.2.   Payments to Other Creditors . . . . . . .7
    8.8.  Letters of Credit. . . . . . . . . . . . . . . . .7
    8.9.  Amount, Number, and Purpose Restrictions on
            Advances . . . . . . . . . . . . . . . . . . . .8
    8.10. Each Request for a Advance a Certification . . . .8
    8.11. Requirements for Every Request for an Advance. . .8

                                i
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

    8.12. Requirements for Every Request for Issuance of
            a Letter of Credit . . . . . . . . . . . . . . .8
    8.13. Exoneration of Lender. . . . . . . . . . . . . . .8
9.  Security and Guaranties. . . . . . . . . . . . . . . . .8
    9.1. Ship Mortgages. . . . . . . . . . . . . . . . . . .8
    9.2. Security Agreements.. . . . . . . . . . . . . . . .9
    9.3. Collateral Assignments. . . . . . . . . . . . . . .9
    9.4. Guaranties. . . . . . . . . . . . . . . . . . . . .9
10. Conditions.. . . . . . . . . . . . . . . . . . . . . . .9
    10.1. Conditions to Initial Advance. . . . . . .9
         10.1.1.  Listed Documents and Other Items.. . . . .9
         10.1.2.  Representations and Warranties.. . . . . 10
         10.1.3.  No Default.. . . . . . . . . . . . . . . 10
         10.1.4.  Perfection of Security Interests.. . . . 10
         10.1.5.  Payment of Fees. . . . . . . . . . . . . 10
         10.1.6.  Material Proceedings.. . . . . . . . . . 10
         10.1.7.  No Material Adverse Change.. . . . . . . 10
         10.1.8.  Other Items. . . . . . . . . . . . . . . 10
    10.2.         Conditions to Subsequent Advances. . . . 10
         10.2.1.  Conditions to Initial Advances.. . . . . 10
         10.2.2.  Representations and Warranties.. . . . . 10
         10.2.3.  No Default.. . . . . . . . . . . . . . . 10
         10.2.4.  No Material Adverse Change.. . . . . . . 10
11. Conditions to Issuance of Letters of Credit. . . . . . 11
    11.1. Reimbursement Agreement. . . . . . . . . . . . . 11
    11.2. No Prohibitions. . . . . . . . . . . . . . . . . 11
    11.3. Conditions to Initial Advances . . . . . . . . . 11
    11.4. Representations and Warranties . . . . . . . . . 11
    11.5. No Default . . . . . . . . . . . . . . . . . . . 11
    11.6. No Material Adverse Change . . . . . . . . . . . 11
    11.7. Cash Collateral. . . . . . . . . . . . . . . . . 11
12. Representations and Warranties.. . . . . . . . . . . . 11
    12.1. Organization and Existence . . . . . . . . . . . 11
    12.2. Authorization. . . . . . . . . . . . . . . . . . 12
    12.3. Due Execution. . . . . . . . . . . . . . . . . . 12
    12.4. Enforceability of Obligations. . . . . . . . . . 12
    12.5. Burdensome Obligations . . . . . . . . . . . . . 12
    12.6. Legal Restraints . . . . . . . . . . . . . . . . 12
    12.7. Labor Contracts and Disputes. . .  . . . . . . . 12
    12.8. No Material Proceedings . . .  . . . . . . . . . 12
    12.9. Material Licenses. . . . . . . . . . . . . . . . 12
    12.10.Compliance with Material Laws. . . . . . . . . . 12
         12.10.1. General Compliance with Environmental
                    Laws. . . . . . . . . . . . . . . . . .13
         12.10.2. General Compliance with Employment Laws .13
         12.10.3. Proceedings. . . . . . . . . . . . . . . 13
         12.10.4. Investigations Regarding Hazardous
                    Materials . . . . . . . . . . . . . . .13
         12.10.5. Notices and Reports Regarding Hazardous
                    Materials . . . . . . . . . . . . . . .13
         12.10.6. Environmental Notices and Permits. . . . 13
    12.11. Other Names . . . . . . . . . . . . . . . . . . 13
    12.12. Solvency. . . . . . . . . . . . . . . . . . . . 13
    12.13. Initial Financial Statements. . . . . . . . . . 13

                                ii
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

    12.14. No Change in Condition. . . . . . . . . . . . . 13
    12.15. No Defaults . . . . . . . . . . . . . . . . . . 13
    12.16. Tax Liabilities; Governmental Charges . . . . . 14
    12.17. Pension Benefit Plans . . . . . . . . . . . . . 14
         12.17.1. Prohibited Transactions. . . . . . . . . 14
         12.17.2. Claims.. . . . . . . . . . . . . . . . . 14
         12.17.3. Reporting and Disclosure Requirements. . 14
         12.17.4. Accumulated Funding Deficiency.. . . . . 14
         12.17.5. Multi-employer Plan. . . . . . . . . . . 14
    12.18. Welfare Benefit Plans . . . . . . . . . . . . . 15
    12.19. Retiree Benefits. . . . . . . . . . . . . . . . 15
    12.20. Real Property . . . . . . . . . . . . . . . . . 15
    12.21. State of Collateral and other Property. . . . . 15
         12.21.1. Accounts.. . . . . . . . . . . . . . . . 15
         12.21.2. Equipment. . . . . . . . . . . . . . . . 16
         12.21.3. Intellectual Property. . . . . . . . . . 16
         12.21.4. Documents, Instruments and Chattel Paper.16
    12.22. Chief Place of Business; Locations of
             Collateral. . . . . . . . . . . . . . . .. . .16
    12.23. Negative Pledges . . . . . . . . . . . . . . . .16
    12.24. Security Documents . . . . . . . . . . . . . . .17
         12.24.1. Ship Mortgages . . . . . . . . . . . . . 17
         12.24.2. Security Agreements. . . . . . . . . . . 17
         12.24.3. Collateral Assignments.. . . . . . . . . 17
    12.25. Subsidiaries and Affiliates . . . . . . . . . . 17
    12.26. Margin Stock. . . . . . . . . . . . . . . . . . 17
    12.27. Securities Matters. . . . . . . . . . . . . . . 17
    12.28. Investment Company Act, Etc.. . . . . . . . . . 17
    12.29. No Material Misstatements or Omissions. . . . . 17
    12.30. Filings . . . . . . . . . . . . . . . . . . . . 18
    12.31. Broker's Fees . . . . . . . . . . . . . . . . . 18
13. Survival of Representations. . . . . . . . . . . . . . 18
14. Affirmative Covenants. . . . . . . . . . . . . . . . . 18
    14.1.  Use of Proceeds . . . . . . . . . . . . . . . . 18
    14.2.  Corporate Existence . . . . . . . . . . . . . . 18
    14.3.  Maintenance of Property and Leases. . . . . . . 18
    14.4.  Insurance . . . . . . . . . . . . . . . . . . . 19
    14.5.  Payment of Taxes and Other Obligations. . . . . 19
    14.6.  Compliance With Laws. . . . . . . . . . . . . . 19
         14.6.1.  Environmental Laws . . . . . . . . . . . 19
         14.6.2.  Pension Benefit Plans. . . . . . . . . . 19
         14.6.3.  Employment Laws. . . . . . . . . . . . . 20
    14.7.  Termination of Pension Benefit Plan . . . . . . 20
    14.8.  Notice to Lender of Material Events . . . . . . 20
    14.9.  Borrowing Officer . . . . . . . . . . . . . . . 22
    14.10. Maintenance of Security Interests of Security
                  Documents. . . . . . . . . . . . . . . . 22
         14.10.1. Preservation and Perfection of Security
                    Interests. . . . . . . . . . . . . . . 22
         14.10.2. Collateral Held Off Borrower's Premises. 23
         14.10.3. Compliance With Terms of Security
                    Documents. . . . . . . . . . . . . . . 23
    14.11. Accounting System . . . . . . . . . . . . . . . 23
    14.12. Financial Statements. Borrower shall deliver to
             Lender: . . . . . . . . . . . . . . . . . . . 23

                                iii

         14.12.1. Annual Financial Statements. . . . . . . 23
         14.12.2. Quarterly Financial Statements.. . . . . 23
         14.12.3. Additional.. . . . . . . . . . . . . . . 24
    14.13. Annual Forecasts; Five Year Plans . . . . . . . 24
    14.14. Audits by Lender. . . . . . . . . . . . . . . . 24
    14.15. Access to Officers and Auditors . . . . . . . . 24
    14.16. Appraisals. . . . . . . . . . . . . . . . . . . 25
    14.17. Further Assurances. . . . . . . . . . . . . . . 25
15. Negative Covenants . . . . . . . . . . . . . . . . . . 25
    15.1.  Investments . . . . . . . . . . . . . . . . . . 25
    15.2.  Indebtedness. . . . . . . . . . . . . . . . . . 26
    15.3.  Indirect Obligations. . . . . . . . . . . . . . 26
    15.4.  Security Interests. . . . . . . . . . . . . . . 26
    15.5.  Prepayments . . . . . . . . . . . . . . . . . . 26
    15.6.  Disposal of Assets. . . . . . . . . . . . . . . 27
    15.7.  Transactions With Affiliates. . . . . . . . . . 27
    15.8.  No Breach of Material Agreements. . . . . . . . 27
    15.9.  Conflicting Agreements. . . . . . . . . . . . . 27
    15.10. Fiscal Year . . . . . . . . . . . . . . . . . . 27
    15.11. Transactions Having a Material Adverse Effect . 27
16. Financial Covenants. . . . . . . . . . . . . . . . . . 27
    16.1.  Special Definitions . . . . . . . . . . . . . . 27
    16.2.  Minimum Fixed Charge Coverage . . . . . . . . . 28
    16.3.  Minimum Tangible Net Worth. . . . . . . . . . . 28
    16.4.  Maximum Funded Debt to EBITDA Ratio . . . . . . 28
    16.5.  Minimum EBITDA. . . . . . . . . . . . . . . . . 28
    16.6.  Capital Expenditures. . . . . . . . . . . . . . 29
    16.7.  Capital Leases. . . . . . . . . . . . . . . . . 29
17. Default. . . . . . . . . . . . . . . . . . . . . . . . 29
    17.1.         Events of Default. . . . . . . . . . . . 29
         17.1.1.  Failure to Pay Principal or Interest . . 29
         17.1.2.  Failure to Pay Other Amounts Owed to
                    Lender . . . . . . . . . . . . . . . . 29
         17.1.3.  Failure to Pay Amounts Owed to Other
                    Persons. . . . . . . . . . . . . . . . 29
         17.1.4.  Acceleration of Other Indebtedness.. . . 29
         17.1.5.  Representations or Warranties. . . . . . 29
         17.1.6.  Certain Covenants. . . . . . . . . . . . 29
         17.1.7.  Financial Covenants. . . . . . . . . . . 29
         17.1.8.  Other Covenants. . . . . . . . . . . . . 29
         17.1.9.  Default Under Other Agreements.. . . . . 30
         17.1.10. Bankruptcy; Insolvency; Etc. . . . . . . 30
         17.1.11. Judgments; Attachment; Etc.. . . . . . . 30
         17.1.12. Pension Benefit Plan Termination, Etc. . 30
         17.1.13. Liquidation or Dissolution.. . . . . . . 31
         17.1.14. Seizure of Assets. . . . . . . . . . . . 31
         17.1.15. Racketeering Proceeding. . . . . . . . . 31
         17.1.16. Loan Documents; Security Interests.. . . 31
         17.1.17. Loss to Collateral.. . . . . . . . . . . 31
         17.1.18. Material Adverse Change. . . . . . . . . 31
    17.2.         Rights and Remedies Upon an Event of
                    Default. . . . . . . . . . . . . . . . 31
         17.2.1.  Cancellation of Commitments. . . . . . . 31

         17.2.2.  Acceleration.. . . . . . . . . . . . . . 31
         17.2.3.  Right of Set-off.. . . . . . . . . . . . 32
         17.2.4.  Notice to Account Debtors. . . . . . . . 32
         17.2.5.  Entry Upon Premises and Access to
                    Information. . . . . . . . . . . . . . 32
         17.2.6.  Borrower's Obligations.. . . . . . . . . 32
         17.2.7.  Exercise of Rights as Secured Party. . . 32
         17.2.8.  Miscellaneous. . . . . . . . . . . . . . 33
    17.3. Application of Funds . . . . . . . . . . . . . . 33
    17.4. Limitation of Liability; Waiver. . . . . . . . . 34
    17.5. Notice . . . . . . . . . . . . . . . . . . . . . 34
18. Changes in Circumstances.. . . . . . . . . . . . . . . 34
    18.1. Compensation for Increased Costs and Reduced
            Returns; Capital Adequacy. . . . . . . . . . . 34
         18.1.1.  Increased Costs or Reduced Returns to
                    Lender . . . . . . . . . . . . . . . . 34
         18.1.2.  Capital Adequacy.. . . . . . . . . . . . 35
         18.1.3.  Notice to Borrower.. . . . . . . . . . . 35
    18.2. Limitations on LIBOR Tranches. . . . . . . . . . 35
    18.3. Illegality . . . . . . . . . . . . . . . . . . . 36
    18.4. Compensation . . . . . . . . . . . . . . . . . . 36
    18.5. Treatment of Affected Tranches . . . . . . . . . 36
19. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 37
    19.1. Gross-Up . . . . . . . . . . . . . . . . . . . . 37
    19.2. Lender's Undertaking . . . . . . . . . . . . . . 37
20. Usury Limitations. . . . . . . . . . . . . . . . . . . 37
21. General. . . . . . . . . . . . . . . . . . . . . . . . 38
    21.1. Lender's Right to Cure . . . . . . . . . . . . . 38
    21.2. Rights Not Exclusive . . . . . . . . . . . . . . 38
    21.3. Survival of Agreements . . . . . . . . . . . . . 38
    21.4. Sale of Participations . . . . . . . . . . . . . 38
    21.5. Assignments to Affiliates. . . . . . . . . . . . 39
    21.6. Payment of Expenses. . . . . . . . . . . . . . . 39
    21.7. General Indemnity. . . . . . . . . . . . . . . . 39
         21.7.1. . . . . . . . . . . . . . . . . . . . . . 39
         21.7.3. . . . . . . . . . . . . . . . . . . . . . 40
    21.8. Loan Records.. . . . . . . . . . . . . . . . . . 40
    21.9. Other Security and Guaranties. . . . . . . . . . 40
22. Miscellaneous. . . . . . . . . . . . . . . . . . . . . 40
    22.1. Notices. . . . . . . . . . . . . . . . . . . . . 40
    22.2. Amendments, Waivers and Consents.. . . . . . . . 41
    22.3. Successors and Assigns.. . . . . . . . . . . . . 41
    22.4. Severability.. . . . . . . . . . . . . . . . . . 41
    22.5. Counterparts.. . . . . . . . . . . . . . . . . . 41
    22.6. Governing Law; No Third Party Rights . . . . . . 41
    22.7. Counterpart Facsimile Execution. . . . . . . . . 42
    22.8. No Other Agreements. . . . . . . . . . . . . . . 42
    22.9. Incorporation By Reference.. . . . . . . . . . . 42
    22.10.Negotiated Transaction.. . . . . . . . . . . . . 42
    22.11.Mandatory Arbitration. . . . . . . . . . . . . . 42
         22.11.1. Special Rules. . . . . . . . . . . . . . 42
         22.11.2. Reservation Of Rights. . . . . . . . . . 43
23. Choice of Forum. . . . . . . . . . . . . . . . . . . . 43

24. Service of Process.. . . . . . . . . . . . . . . . . . 43
25. Jury Trial.. . . . . . . . . . . . . . . . . . . . . . 44
26. Statutory Notice.. . . . . . . . . . . . . . . . . . . 44


                                vi



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                      [EXHIBIT 10(i)]


                    AMENDMENT NUMBER ONE
                             TO
                       LOAN AGREEMENT
                 EFFECTIVE OCTOBER 30, 1998
                       BY AND BETWEEN
                     NATIONSBANK, N.A.
                            AND
                        INTRAV, INC.



In consideration of their mutual agreements herein and for other sufficient consideration, the receipt of which is hereby acknowledged, INTRAV, INC. ("Borrower") and NATIONSBANK, N.A. ("Lender") agree as follows:

1. DEFINITIONS; SECTION REFERENCES. The term "Original Loan Agreement" means the Loan Agreement effective October 30, 1998, between Borrower and Lender. The term "this Amendment" means this Amendment. The term Loan Agreement means the Original Loan Agreement as amended by this Amendment. Capitalized terms used and not otherwise defined herein have the meanings defined in the Loan Agreement.

2. EFFECTIVE DATE OF THIS AMENDMENT. This Amendment will be effective as of January 18, 1999.

3.      AMENDMENTS TO ORIGINAL LOAN AGREEMENT.  The Original Loan
Agreement is amended as follows:

        3.1. LETTER OF CREDIT COMMITMENT. The amount of the Letter of Credit Commitment stated in Section 3.2 of the Original Loan Agreement is changed from $1,000,000 to $2,500,000.

        3.2. DEFINITION OF FUNDED DEBT. The definition of "Funded Debt" in Section 16.1 is changed to read in its entirety as follows:

        "'Funded Debt' means, at any date, the sum of, without duplication, (i) the amount of all notes payable in one year or less, (ii) the amount of the Indebtedness permitted under Section 15.2.4, (iii) the principal of all Indebtedness for borrowed money, including current maturities thereof, (iii) the unamortized capitalized amount of all Capital Leases and (iv) the amount of all Surety Obligations (other than Letters of Credit that are provided as security with respect to other types of Surety Obligations), all as of such date."

4. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lender that (i) execution of this Amendment has been duly authorized by all requisite action of Borrower; (ii) no consents are necessary from any third parties for Borrower's execution, delivery or performance of this Amendment, (iii) this Amendment and the Loan Agreement as amended hereby constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) all of the representations and warranties contained in Section 12 of the Original Loan Agreement are true and correct in all material respects with the same force and effect as if made on and as of the effective date of this Amendment, (v) there is no Existing Default, and (vi) no Default or Event or Default will occur immediately or with the passage of time or giving of notice as a consequence of this Amendment becoming effective.


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5.      EFFECT OF AMENDMENT.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan
Agreement, any of the other Loan Documents or any Existing Default, nor act as a release or subordination of the Security Interests of Lender under the Security Documents. Each reference in the Loan Agreement to "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall be read as referring to the Loan Agreement as amended hereby.

6. REAFFIRMATION. Borrower hereby acknowledges and confirms that (i) except as expressly amended hereby the Original Loan Agreement and other Loan Documents remain in full force and effect, (ii) Borrower has no defenses to its obligations under the Loan Agreement and the other Loan Documents, (iii) the Security Interests of Lender under the Security Documents continue in full force and effect and have the same priority as before this Amendment, and (iv) Borrower has no claim against Lender arising from or in connection with the Loan Agreement or the other Loan Documents.

7. COUNTERPARTS. This Amendment may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

8. COUNTERPART FACSIMILE EXECUTION. This Amendment, or a signature page thereto intended to be attached to a copy of this Amendment, signed and transmitted by facsimile machine or telecopier shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Amendment.

9. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions.

10. INCORPORATION BY REFERENCE. Lender and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.

11.     STATUTORY NOTICE.  The following notice is given pursuant to
Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice will be deemed to limit or modify the terms of the Loan Documents or this Amendment:

        ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.



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12.     STATUTORY NOTICE--INSURANCE.  The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; is deemed incorporated into the Loan Agreement, and nothing contained in such notice shall be deemed to limit or modify the terms of the Loan
Documents.

        UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.



        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by appropriate duly authorized officers as of the effective date first above written.





INTRAV, INC.                          NATIONSBANK, N.A.
by its Executive Vice President       by its Senior Vice President
and Chief Financial Officer

     /s/ Wayne L. Smith II                /s/ Keith M. Schmelder
-------------------------------       -------------------------------
       Wayne L. Smith II                    Keith M. Schmelder

Notice Address:                       Notice Address:
7711 Bonhomme Avenue                  800 Market Street
St. Louis, MO  63105                  St. Louis, MO  63101
FAX # 314-727-2533                    FAX # 314-466-7783
TEL # 314-727-0500                    TEL # 314-466-6642




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